                       SECURITIES AND EXCHANGE COMMISSION
                               WASHINGTON DC 20549

                                  -------------

                                   FORM 8-K/A

                                (Amendment No. 1)

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported): JULY 27, 1999

                               WAVE SYSTEMS CORP.
               (Exact Name of Registrant as Specified in Charter)



        DELAWARE                      0-24752                    13-3477246
(State or Other Jurisdiction       (Commission              (IRS Employer
         of Incorporation)         File Number)             Identification No.)


                  480 PLEASANT STREET, LEE, MASSACHUSETTS 01238
               (Address of Principal Executive Offices) (Zip Code)


        Registrant's telephone number, including area code (413) 243-1600

   ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS.

         This Form 8-K/A amends the current report filed on Form 8-K filed on August 11, 1999 to incorporate Item 7.


         On July 27, 1999, Wave Systems Corp. (Wave), a provider of electronic commerce, content distribution and security services, acquired, via a reverse-triangular merger, all of the issued and outstanding shares of capital stock of N*ABLE Technologies, Inc. ("N*ABLE"), a security solutions company incorporated under Delaware law, from all of the shareholders thereof.


         The aggregate consideration paid by Wave to the Selling Shareholders consisted of 2,781,263 shares of Wave's Class A Common Stock (subject to certain post-closing adjustments as provided in the Agreement). The closing price per share for Wave's Class A Common Stock as of July 27, 1999 was $10.38. The terms of the Agreement were determined in arm's-length negotiations between Wave and N*ABLE.

         N*ABLE produces hardware-based security solutions for the protection of sensitive user data within network client systems, including a hardware-based security co-processor that manages the secure transfer of sensitive payment, or personal information to and from desktop computers. Founded in 1996, N*ABLE is located in Danvers, Massachusetts, with offices in Cupertino, California and Bouguenais, France.

         All other information required by Item 2 is set forth in the Agreement filed as Exhibit 99.1, and is incorporated herein by reference.


   ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

         Item 7 is hereby amended to state as follows:

         (a)      FINANCIAL STATEMENTS OF BUSINESS ACQUIRED.


         1. Audited supplemental consolidated financial statements of Wave Systems Corp. and Subsidiaries which include the following:


                  a.       Independent Auditors' Report;                               F-2


                  b.       Supplemental Consolidated Balance Sheets as of and
                           for the years ended December 31, 1998 and 1997;             F-3

                  c.       Supplemental Consolidated Statement of Operations
                           for each of the years ended December 31, 1998,
                           1997 and 1996 and for the period from February 12,
                           1988 (inception) through December 31, 1998;                 F-4

                  d.       Supplemental Consolidated Statements of Stockholders'
                           Equity for each of the years ended December 31,
                           1998, 1997 and 1996 and for the period from
                           February 12, 1988 (inception) through December 31,
                           1998;                                                       F-5

                  e.       Supplemental Consolidated Statements of Cash Flows
                           for each of the years ended December 31, 1998,
                           1997 and 1996 and for the period from February 12,
                           1988 (inception) through December 31, 1998; and            F-10


                  f.       Notes to Supplemental Consolidated Financial
                           Statements for each of the years ended December
                           31, 1998, 1997 and 1996 and for the period from
                           February 12, 1988 (inception) through December 31,
                           1998.                                                      F-12


         2.       Audited financial statements of N*Able Technologies, Inc.
                  which include the following:


                  a.       Independent Auditors' Report;                              F-34


                  b.       Balance Sheets as of June 30, 1999 and 1998;               F-35


                  c.       Statements of Operations for years ended June 30,
                           1999 and 1998 and period from October 31, 1996
                           (inception) to June 30, 1999;                              F-36


                  d.       Statements of Stockholders' Equity for years ended
                           June 30, 1999 and 1998 and period from October 31,
                           1996 (inception) to June 30, 1999;                         F-37


                  e.       Statements of Cash Flows for years ended June 30,
                           1999 and 1998 and period from October 31, 1996
                           (inception) to June 30, 1999; and                          F-38


                  f.       Notes to Financial Statements for years ended June
                           30, 1999 and 1998 and period from October 31, 1996
                           (inception) to June 30, 1999.                              F-39


                          INDEPENDENT AUDITORS' REPORT



The Board of Directors and Stockholders
Wave Systems Corp.:


We have audited the supplemental consolidated financial statements of Wave Systems Corp. and subsidiaries (a development stage corporation) as listed in the accompanying index. These supplemental consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these supplemental consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

The supplemental consolidated financial statements give retroactive effect to the merger of Wave Systems Corp. and subsidiaries and N*Able Technologies, Inc. on July 27, 1999, which has been accounted for as a pooling-of-interests as described in Note 1 to the supplemental consolidated financial statements. Generally accepted accounting principles proscribe giving effect to a consummated business combination accounted for by the pooling-of-interests method in financial statements that do not include the date of consummation. These financial statements do not extend through the date of consummation. However, they will become the historical consolidated financial statements of Wave Systems Corp. and subsidiaries after financial statements covering the date of consummation of the business combination are issued.

In our opinion, the supplemental consolidated financial statements referred to above present fairly, in all material respects, the financial position of Wave Systems Corp. and subsidiaries as of December 31, 1998 and 1997, and the results of their operations and their cash flows for each of the years in the three-year period ended December 31, 1998 and for the period from February 12, 1988 (date of inception) to December 31, 1998 in conformity with generally accepted accounting principles after financial statements are issued for a period which includes the date of consummation of the business combination.



                                                            KPMG LLP




Boston, Massachusetts
October 12, 1999

                       WAVE SYSTEMS CORP. AND SUBSIDIARIES
                        (a development stage corporation)

                    Supplemental Consolidated Balance Sheets

                           December 31, 1998 and 1997



         ASSETS

                                                                                             1998                  1997
                                                                                             ----                  ----
Current assets:
   Cash and cash equivalents                                                              $   4,451,175     $   6,593,275
   Prepaid expenses and other receivables                                                        67,500             -
                                                                                          -------------     -------------

         Total current assets                                                                 4,518,675          6,593,275


Property and equipment, net                                                                   1,342,229          1,246,706
Other assets                                                                                    163,087            125,846
                                                                                          -------------     -------------

                                                                                              6,023,991          7,965,827
                                                                                          -------------     -------------
                                                                                          -------------     -------------


         LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
   Accounts payable and accrued expenses                                                      3,477,803          1,820,402
   Deferred license fee                                                                       1,250,000               --
                                                                                                                      --
   Note payable                                                                                 561,831            522,124
                                                                                          -------------     -------------

         Total current liabilities                                                            5,289,634          2,342,526
                                                                                          -------------     -------------

Series A Cumulative Redeemable Preferred Stock, $.01 par value.
   360 shares issued and outstanding in 1998 and 1997; involuntary
   liquidation value, $493,201                                                                  493,201            471,601
                                                                                          -------------     -------------

Stockholders' Equity:
   Series G Convertible Preferred stock, $.01 par value. 150,000 shares
     authorized and 20,000 outstanding in 1998                                                  347,812               -
   Common stock, $.01 par value.  Authorized 75,000,000 shares as Class A;
     issued and outstanding 31,183,412 in 1998 and 25,655,902 in 1997                           311,835            256,560
   Common stock, $.01 par value.  Authorized 13,000,000 shares as Class B;
      issued and outstanding 3,140,665 in 1998 and 4,421,953 in 1997                             31,407             44,220
   Capital in excess of par value                                                            64,914,045         55,944,979
   Deficit accumulated during the development stage                                         (65,214,601)       (50,882,035)
   Less:  Note receivable from stockholder, including accrued interest
     of $101,167 in 1998 and $88,849 in 1997                                                   (149,342)          (212,024)
                                                                                          -------------     -------------

         Total stockholders' equity                                                             241,156          5,151,700
                                                                                          -------------     -------------

Commitments and contingencies

                                                                                          $   6,023,991      $   7,965,827
                                                                                          -------------     -------------
                                                                                          -------------     -------------


    See accompanying notes to supplemental consolidated financial statements.

                       WAVE SYSTEMS CORP. AND SUBSIDIARIES
                        (a development stage corporation)

               Supplemental Consolidated Statements of Operations

                  Years ended December 31, 1998, 1997 and 1996
                   and period from February 12, 1988 (date of
                                   inception)
                            through December 31, 1998



                                                                                                    Period from
                                                                                                 February 12, 1988
                                                                                                (date of inception)
                                                                                                      through
                                                                                                    December 31,
                                                       1998           1997            1996            1998
                                                       ----           ----            ----            ----

Net revenue                                        $     10,193    $     10,712    $      1,458    $     22,363
                                                   ------------    ------------    ------------    ------------

Operating expenses:
   Selling, general and administrative               11,945,273       9,557,198       6,553,003      40,976,775
   Write-off of goodwill                                   --           769,886            --           769,886
   Aladdin license and in process
     research and development expense                      --         3,889,000            --         3,889,000
Research and development                              6,247,105       4,715,334       3,751,871      22,705,810
                                                   ------------    ------------    ------------    ------------

                                                     18,192,378      18,931,418      10,304,874      68,341,471
                                                   ------------    ------------    ------------    ------------

Other income (expense):
   License fee                                        2,750,000       1,000,000            --         3,750,000
   License warrant cost                              (1,100,000)           --              --        (1,100,000)

   Interest income                                      231,820          85,939         197,016       1,304,272
   Interest expense                                    (285,662)       (177,868)        (20,146)       (862,485)
   Other Income                                            --              --              --            12,720
                                                   ------------    ------------    ------------    ------------

                                                      1,596,158         908,071         176,870       3,104,507
                                                   ------------    ------------    ------------    ------------

          Net loss                                  (16,586,027)    (18,012,635)    (10,126,546)    (65,214,601)

Accrued dividends on preferred stock
   (including accretion of assured incremental
   yield on preferred stock of $750,000 in
   1998, $1,673,000 in 1997 and 620,965 in 1996)        858,863       2,482,982         870,579       4,337,358
                                                   ------------    ------------    ------------    ------------

          Net loss to common stockholders          $(17,444,890)   $(20,495,617)   $(10,997,125)   $(69,551,959)
                                                   ------------    ------------    ------------    ------------
                                                   ------------    ------------    ------------    ------------

Weighted average number of common
   shares outstanding during the period              32,081,107      23,725,011      17,737,847      14,351,435

Loss per common share                              $       (.54)   $       (.86)   $       (.62)   $      (4.85)
                                                   ------------    ------------    ------------    ------------
                                                   ------------    ------------    ------------    ------------


    See accompanying notes to supplemental consolidated financial statements.

                       WAVE SYSTEMS CORP. AND SUBSIDIARIES
                        (a development stage corporation)

          Supplemental Consolidated Statements of Stockholders' Equity

     Period from February 12, 1988 (date of inception) to December 31, 1998





                                                                 Class A                  Class B           Capital
                                                               common stock            common stock       in excess of
                                                           Shares       Amount      Shares       Amount     Par Value
                                                           ------       ------      ------       ------     ---------
Shares issued to founders at $.003 per share                   --  $        --   4,680,000  $    46,800   $   (31,200)
Shares issued at $1.25 per share, net of expenses of
   $36,574 from September through November 1988                --           --     300,000        3,000       335,426
Net loss for period ended December 31, 1988                    --           --          --           --            --
                                                       ----------  -----------  ----------  -----------   -----------

Balance at December 31, 1988                                   --           --   4,980,000       49,800       304,226

Shares issued at $1.25 per share, net of expenses of
   $68,750, from January through December 1989                 --           --     270,000        2,700       266,050
Shares issued at $1.25 per share in July 1989 as
   compensation for services rendered                          --           --       1,920           19         2,381

Shares issued by principal stockholders at $1.25
   per share in December 1989 as compensation
   for services rendered                                       --           --          --           --       374,000
Net loss for year ended December 31, 1989                      --           --          --           --            --
                                                       ----------  -----------  ----------  -----------   -----------

Balance at December 31, 1989                                   --           --   5,251,920       52,519       946,657

Shares issued by principal stockholder at $1.25
   per share in March 1990 as compensation for
   services rendered                                           --           --          --           --        56,250
Shares issued by principal stockholder at
   share in March 1990 as compensation for
   services rendered                                           --           --          --           --        60,000
Shares issued at $1.67 per share in May 1990 as
   compensation for services rendered                          --           --       6,000           60         9,940
Shares issued at $1.67 per share, net of expenses of
   $5,000 in March, April, November and December 1990          --           --     390,000        3,900       641,100
Net loss for year ended December 31, 1990                      --           --          --           --            --
                                                       ----------  -----------  ----------  -----------   -----------

Balance at December 31, 1990                                   --           --   5,647,920       56,479     1,713,947

Shares issued at $1.67 per share from March
   through November 1991                                       --           --     315,000        3,150       521,850
Shares issued at $1.67 per share in November
   1991 as compensation for services rendered                  --           --      19,800          198        32,802
Net loss for year ended December 31, 1991                      --           --          --           --            --
                                                       ----------  -----------  ----------  -----------   -----------

Balance at December 31, 1991 (carried forward)                 --           --   5,982,720       59,827     2,268,599







                                                                 Deficit
                                                               accumulated                     Note
                                                               during the                   receivable
                                                               development     Deferred        from
                                                                  Stage      Compensation   Stockholder      Total
                                                                  -----      ------------   -----------      -----

Shares issued to founders at $.003 per share                                 $        --          $--     $    15,600
Shares issued at $1.25 per share, net of expenses of
   $36,574 from September through November 1988                         --                         --         338,426
Net loss for period ended December 31, 1988                       (326,832)                        --        (326,832)
                                                               -----------           ---          ---     -----------

Balance at December 31, 1988                                      (326,832)                        --              --

Shares issued at $1.25 per share, net of expenses of
   $68,750, from January through December 1989                                        --           --         268,750
Shares issued at $1.25 per share in July 1989 as
   compensation for services rendered                                                 --           --              --
                                                                                                                2,400
Shares issued by principal stockholders at $1.25
   per share in December 1989 as compensation
   for services rendered                                                              --           --         374,000
Net loss for year ended December 31, 1989                         (982,186)                        --        (982,186)
                                                               -----------           ---          ---     -----------

Balance at December 31, 1989                                    (1,309,018)                        --              --

Shares issued by principal stockholder at $1.25
   per share in March 1990 as compensation for
   services rendered                                                                  --           --          56,250
Shares issued by principal stockholder at $.50 per
   share in March 1990 as compensation for
   services rendered                                                                  --           --          60,000
Shares issued at $1.67 per share in May 1990 as
   compensation for services rendered                                                 --           --          10,000
Shares issued at $1.67 per share, net of expenses of
   $5,000 in March, April, November and December 1990                                 --           --         645,000
Net loss for year ended December 31, 1990                       (1,178,129)                        --      (1,178,129)
                                                               -----------           ---          ---     -----------

Balance at December 31, 1990                                    (2,487,147)                        --              --

Shares issued at $1.67 per share from March
   through November 1991                                                              --           --         525,000
Shares issued at $1.67 per share in November
   1991 as compensation for services rendered                                         --           --          33,000
Net loss for year ended December 31, 1991                       (1,009,368)                        --      (1,009,368)
                                                               -----------           ---          ---     -----------

Balance at December 31, 1991 (carried forward)                  (3,496,515)                        --              --

                       WAVE SYSTEMS CORP. AND SUBSIDIARIES
                        (a development stage corporation)

          Supplemental Consolidated Statements of Stockholders' Equity
                                  (Continued)





                                                                         Class A                    Class B                Capital
                                                                     common stock                common stock           in excess of
                                                                 Shares        Amount        Shares          Amount       Par Value
                                                                 ------        ------        ------          ------       ---------

Balance at December 31, 1991 (brought forward)                     --             --      5,982,720          59,827       2,268,599

Shares issued at $1.67 per share from January through
  October 1992                                                     --             --        708,000           7,080       1,172,920
Shares issued at $1.67 per share in May 1992 in connection
   with License and Cross-License Agreement                        --             --        674,976           6,750       1,118,210
Shares issued at $1.67 per share in May 1992 as
   compensation for services rendered                              --             --         18,000             180          29,820
Shares issued at $2.50 per share in May and November
   1992 as compensation for services rendered                      --             --        771,000           7,710       1,919,790
Shares issued at $2.50 per share, net of expenses
   of $7,500, in November and December 1992                        --             --        323,001           3,230         796,773
Shares issued by principal stockholder in
   December 1992 at $2.50 per share as
   compensation for services rendered                              --             --           --              --            75,000
Shares canceled in October and December 1992                       --             --        (75,000)           (750)            750
Issuance of stock options at $.003 exercise price
   per share in June 1992                                          --             --           --              --           798,400
Amortization of deferred compensation                              --             --           --              --              --

Accrued dividends on preferred stock                               --             --           --              --            (6,383)
Note received from stockholder and accrual of
   interest thereon                                                --             --           --              --              --
Net loss for year ended December 31, 1992                          --             --           --              --              --
                                                             ----------     ----------   ----------      ----------      ----------

Balance at December 31, 1992 (carried forward)                     --             --      8,402,697          84,027       8,173,879




                                                                 Deficit
                                                               accumulated                           Note
                                                                during the                        receivable
                                                                development      Deferred            from
                                                                    Stage       Compensation      Stockholder        Total
                                                                    -----       ------------      -----------        -----

Balance at December 31, 1991 (brought forward)                   (3,496,515)           --              --        (1,140,276)

Shares issued at $1.67 per share from January through
  October 1992                                                         --              --              --         1,180,000
Shares issued at $1.67 per share in May 1992 in connection
   with License and Cross-License Agreement                            --              --              --         1,124,960
Shares issued at $1.67 per share in May 1992 as
   compensation for services rendered                                  --              --              --            30,000
Shares issued at $2.50 per share in May and November
   1992 as compensation for services rendered                          --              --              --         1,927,500
Shares issued at $2.50 per share, net of expenses
   of $7,500, in November and December 1992                            --              --              --           800,003
Shares issued by principal stockholder in
   December 1992 at $2.50 per share as
   compensation for services rendered                                  --              --              --            75,000
Shares canceled in October and December 1992                           --              --              --              --
Issuance of stock options at $.003 exercise price
   per share in June 1992                                              --          (398,660)           --           399,740
Amortization of deferred compensation                                  --           155,455            --
                                                                                                                    155,455
Accrued dividends on preferred stock                                   --              --              --            (6,383)
Note received from stockholder and accrual of
   interest thereon                                                    --              --          (152,974)       (152,974)
Net loss for year ended December 31, 1992                        (4,182,638)           --              --        (4,182,638)
                                                                 ----------      ----------      ----------      ----------

Balance at December 31, 1992 (carried forward)                   (7,679,153)       (243,205)       (152,974)        210,387

                       WAVE SYSTEMS CORP. AND SUBSIDIARIES
                        (a development stage corporation)

          Supplemental Consolidated Statements of Stockholders' Equity
                                 (Continued)





                                                                        Class A                    Class B              Capital
                                                                     common stock               common stock         in excess of
                                                                 Shares       Amount         Shares     Amount        Par Value
                                                                 ------       ------         ------     ------        ---------

Balance at December 31, 1992 (brought forward)                     --            --       8,402,697        84,027     8,173,879

Shares issued at $1.67 per share in February 1993                  --            --          30,000           300        49,800
Shares issued at $3.50 per share, net of expenses of
   $82,427, from April through December 1993                       --            --         550,359         5,504     1,838,294
Shares issued at $3.50 per share from May to December
   1993 as compensation for services rendered, for the
   acquisition of property and equipment and as additional
   interest on borrowings                                          --            --          73,319           733       255,884
Issuance of warrants to purchase Class B common stock
   from September to December 1993 in conjunction with
   the issuance of convertible debt                                --            --            --            --          72,893
Amortization of deferred compensation                              --            --            --            --            --
Accrued dividends on preferred stock                               --            --            --            --         (38,467)
Note received from stockholder and accrual of
   interest thereon                                                --            --            --            --            --
Net loss for year ended December 31, 1993                          --            --            --            --            --
                                                             ----------   -----------   -----------   -----------   -----------

Balance at December 31, 1993                                       --            --       9,056,375        90,564    10,352,283

Shares issued at $3.50 per share in January and
   February 1994                                                   --            --          95,715           957       334,046
Shares issued at $3.50 per share in February 1994
   as additional interest on borrowings                            --            --           5,700            57        19,893
Issuance of warrants to purchase Class B common stock
   in January and February 1994 in conjunction with
   the issuance of convertible debt                                --            --            --            --         115,234
Accrued dividends on preferred stock                               --            --            --            --         (39,484)
Accrual of interest on note receivable from stockholder            --            --            --            --            --
Sale of warrants to underwriter in September 1994                  --            --            --            --               4
   Conversion of notes payable                                     --            --         599,507         5,995     2,079,131
Shares issued at $5.00 per share in initial public offering
   in September 1994, net of expenses of $2,929,835           3,728,200        37,282          --            --      15,673,883
Net loss for year ended December 31, 1994                          --            --            --            --            --
                                                             ----------   -----------   -----------   -----------   -----------

Balance at December 31, 1994 (carried forward)                3,728,200        37,282     9,757,297        97,573    28,534,990




                                                                       Deficit
                                                                      accumulated                         Note
                                                                       during the                       receivable
                                                                       development      Deferred           from
                                                                         Stage       Compensation      Stockholder      Total
                                                                         -----       ------------      -----------      -----

Balance at December 31, 1992 (brought forward)                         (7,679,153)      (243,205)      (152,974)       210,387

Shares issued at $1.67 per share in February 1993                            --             --             --           50,100
Shares issued at $3.50 per share, net of expenses of
   $82,427, from April through December 1993                                 --             --             --        1,843,798
Shares issued at $3.50 per share from May to December
   1993 as compensation for services rendered, for the
   acquisition of property and equipment and as additional
   interest on borrowings                                                    --             --             --          256,617
Issuance of warrants to purchase Class B common stock
   from September to December 1993 in conjunction with
   the issuance of convertible debt                                          --             --             --           72,893
Amortization of deferred compensation                                        --          243,205           --          243,205
Accrued dividends on preferred stock                                         --             --             --          (38,467)
Note received from stockholder and accrual of
   interest thereon                                                          --             --          (39,783)       (39,783)
Net loss for year ended December 31, 1993                              (3,959,334)          --             --       (3,959,334)
                                                                      -----------    -----------    -----------    -----------

Balance at December 31, 1993                                          (11,638,487)          --         (192,757)    (1,360,584)

Shares issued at $3.50 per share in January and
   February 1994                                                             --             --             --          335,003
Shares issued at $3.50 per share in February 1994
   as additional interest on borrowings                                      --             --             --           19,950
Issuance of warrants to purchase Class B common stock
   in January and February 1994 in conjunction with
   the issuance of convertible debt                                          --             --             --          115,234
Accrued dividends on preferred stock                                         --             --             --          (39,484)
Accrual of interest on note receivable from stockholder                      --             --          (17,315)       (17,315)
Sale of warrants to underwriter in September 1994                            --             --             --                4
   Conversion of notes payable                                               --             --             --        2,085,126
Shares issued at $5.00 per share in initial public offering
   in September 1994, net of expenses of $2,929,835                          --             --             --       15,711,165
Net loss for year ended December 31, 1994                              (4,271,501)          --             --       (4,271,501)
                                                                      -----------    -----------    -----------    -----------

Balance at December 31, 1994 (carried forward)                        (15,909,988)          --         (210,072)    12,577,598

                       WAVE SYSTEMS CORP. AND SUBSIDIARIES
                        (a development stage corporation)

          Supplemental Consolidated Statements of Stockholders' Equity
                                  (Continued)




                                                                          Class A                     Class B            Capital
                                                                       common stock                common stock        in excess of
                                                                   Shares       Amount         Shares        Amount      Par Value
                                                                   ------       ------         ------        ------      ---------

Balance at December 31, 1994 (brought forward)                  3,728,200        37,282     9,757,297         97,573     28,534,990

Shares issued at prices ranging from $1.00 per share to
   $3.13 per share as compensation for services rendered           31,559           315          --             --           57,184
Exercise of options to purchase Class B stock                        --            --         681,700          6,817        429,413
Accrued dividends on preferred stock                                 --            --            --             --          (40,600)

Accrual of interest on note receivable from stockholder              --            --            --             --             --
Exchange of Class B stock for Class A stock                     2,855,859        28,559    (2,855,859)       (28,559)          --
Net loss for the year ended December 31, 1995                        --            --            --             --             --
                                                             ------------  ------------   -----------   ------------   ------------

Balance at December 31, 1995                                    6,615,618        66,156     7,583,138         75,831     28,980,987

Exercise of options to purchase Class A stock                     214,091         2,141          --             --          420,366
Shares issued at prices ranging from $2.06 per share to
   $3.44 per share as compensation for services rendered           42,077           421          --             --          123,029
Issuance of unregistered Class B common stock to acquire
   Wave Interactive Network valued at approximately
   $.98 per share                                                    --            --         375,000          3,750        364,688
Issuance of warrants to purchase unregistered shares of
   Class A common stock in conjunction with the issuance
   of convertible debt and preferred stock                           --            --            --             --          283,455
Conversion of Class B Preferred Stock                           2,960,303        29,603          --             --        3,078,921
Accrual of interest on note receivable                               --            --            --             --             --
Accrued dividends on preferred stock                                 --            --            --             --         (199,014)
Exchange of Class B stock for Class A stock                     1,749,997        17,500    (1,749,997)       (17,500)          --
N*ABLE's  APIC in connection with the issuance of
     Class A common stock due to the merger                       873,317         8,733          --             --        1,296,241
Net loss for the year ended December 31, 1996                        --            --            --             --             --
                                                             ------------  ------------   -----------   ------------   ------------

Balance at December 31, 1996                                   12,455,403       124,554     6,208,141         62,081     34,348,673
                                                             ------------  ------------   -----------   ------------   ------------

Exercise of options to purchase Class A and B common stock         70,326           703        10,330            104        139,081
Shares issued at prices ranging from $1.00 per share
   to $3.00 per share as compensation for services
   rendered                                                       126,885         1,269          --             --          304,227
Conversion of preferred stock into common stock                 7,998,860        79,989          --             --        6,703,028
Issuance of Class A common stock and warrants to
   purchase Class A common stock to Aladdin                       500,000         5,000          --             --        3,834,000
Issuance of Class A common stock and warrants to
   purchase Class A common stock                                  799,964         8,000          --             --          792,000
Reduction in note receivable                                         --            --            --             --             --
Accrual of interest on note receivable                               --            --            --             --             --
Issuance of warrants to purchase Class A common stock
   in conjunction with the issuance of preferred stock               --            --            --             --          386,462
Accrued dividend on preferred stock including accretion
   of assured incremental yield                                      --            --            --             --       (1,372,984)
Assured incremental yield on issuance of Series F
   convertible preferred stock and debt                              --            --            --             --          682,000
N*ABLE's APIC in connection with the issuance of
     Class A common stock due to the merger                     1,905,165        19,052          --             --       10,128,492
Net loss                                                             --            --            --             --             --
Exchange of Class B stock for Class A stock                     1,796,518        17,965    (1,796,518)       (17,965)          --
                                                             ------------  ------------   -----------   ------------   ------------

Balance at December 31, 1997                                   25,653,121  $    256,532     4,421,953   $     44,220   $ 55,944,979







                                                                   Deficit
                                                                 accumulated                       Note
                                                                 during the                    receivable
                                                                 development     Deferred         from
                                                                    Stage      Compensation    Stockholder          Total
                                                                    -----      ------------    -----------          -----

Balance at December 31, 1994 (brought forward)                   (15,909,988)       --          (210,072)        12,577,598

Shares issued at prices ranging from $1.00 per share to
   $3.13 per share as compensation for services rendered                --          --              --               57,499
Exercise of options to purchase Class B stock                           --          --              --              436,230
Accrued dividends on preferred stock                                    --                          --                 --
                                                                                                                    (40,600)
Accrual of interest on note receivable from stockholder                 --          --           (17,318)           (17,318)
Exchange of Class B stock for Class A stock                             --          --              --                 --
Net loss for the year ended December 31, 1995                     (6,832,866)       --              --           (6,832,866)
                                                                ------------       ---      ------------       ------------

Balance at December 31, 1995                                     (22,742,854)       --          (227,390)         6,180,543

Exercise of options to purchase Class A stock                           --          --              --              422,507
Shares issued at prices ranging from $2.06 per share to
   $3.44 per share as compensation for services rendered                --          --              --              123,450
Issuance of unregistered Class B common stock to acquire
   Wave Interactive Network valued at approximately
   $.98 per share                                                       --          --              --              368,438
Issuance of warrants to purchase unregistered shares of
   Class A common stock in conjunction with the issuance
   of convertible debt and preferred stock                              --          --              --              283,455
Conversion of Class B Preferred Stock                                   --          --              --            3,108,524
Accrual of interest on note receivable                                  --          --           (17,315)           (17,315)
Accrued dividends on preferred stock                                    --          --              --             (199,014)
Exchange of Class B stock for Class A stock                             --          --              --                 --
N*ABLE's  APIC in connection with the issuance of
     Class A common stock due to the merger                             --          --              --            1,296,241
Net loss for the year ended December 31, 1996                    (10,126,546)       --              --          (10,126,546)
                                                                ------------       ---      ------------       ------------

Balance at December 31, 1996                                     (32,869,400)       --          (244,705)         1,440,283
                                                                ------------       ---      ------------       ------------

Exercise of options to purchase Class A and B common stock              --          --              --              139,888
Shares issued at prices ranging from $1.00 per share
   to $3.00 per share as compensation for services
   rendered                                                             --          --              --              305,496
Conversion of preferred stock into common stock                         --          --              --            6,783,017
Issuance of Class A common stock and warrants to
   purchase Class A common stock to Aladdin                             --          --              --            3,839,000
Issuance of Class A common stock and warrants to
   purchase Class A common stock                                        --          --              --              800,000
Reduction in note receivable                                            --          --            50,000             50,000
Accrual of interest on note receivable                                  --          --           (17,319)           (17,319)
Issuance of warrants to purchase Class A common stock
   in conjunction with the issuance of preferred stock                  --          --              --              386,462
Accrued dividend on preferred stock including accretion
   of assured incremental yield                                         --          --              --           (1,372,984)
Assured incremental yield on issuance of Series F
   convertible preferred stock and debt                                 --          --              --              682,000
N*ABLE's APIC in connection with the issuance of
     Class A common stock due to the merger                             --          --              --           10,128,492
Net loss                                                         (18,012,635)       --              --          (18,012,635)
Exchange of Class B stock for Class A stock                             --          --              --                 --
                                                                ------------       ---      ------------       ------------

Balance at December 31, 1997                                    $(50,882,035)      $--      $   (212,024)      $  5,151,700


    See accompanying notes to supplemental consolidated financial statements.

                       WAVE SYSTEMS CORP. AND SUBSIDIARIES
                        (a development stage corporation)

          Supplemental Consolidated Statements of Stockholders' Equity
                                 (Continued)





                                                                       Class A                      Class B               Capital
                                                                    common stock                 common stock          in excess of
                                                                Shares       Amount           Shares      Amount         Par Value
                                                                ------       ------           ------      ------         ---------

Balance at December 31, 1997                                25,653,121   $    256,532      4,421,953    $     44,220   $ 55,944,979
                                                          ------------   ------------   ------------    ------------   ------------

Exercise of options to purchase Class A common stock            77,558            775           --              --          151,180
Options issued to employees below fair market-value               --             --             --              --          234,723
Exercise of warrants to purchase Class A common stock        1,652,770         16,528           --              --        3,945,740
Warrants to purchase Class A common stock
     to be issued as part of technology licensing
    agreement and issued to consultants for services              --             --             --              --        1,546,824
Shares issued at prices ranging from $1.00 per share
   to $5.00 per share as compensation for services
   rendered                                                    121,400          1,214           --              --          647,274
Reduction in note receivable                                      --             --             --              --             --
Issuance of Series G Convertible Preferred stock and
     Common stock warrants, net of issuance costs of
     $222,500                                                     --             --             --              --          218,250
Assured incremental yield on issuance of Series G
   convertible preferred stock and debt                           --             --             --              --          750,000
Accrual of interest on note receivable                            --             --             --              --             --
Accrued dividend on preferred stock including accretion
   of assured incremental yield                                   --             --             --              --         (858,863)
Conversion of Series G Preferred Stock                       2,394,494         23,945           --              --        2,274,756
N*ABLE's APIC in connection with the issuance of
    Class A common stock due to the merger                       2,781             28           --              --           59,182
Net loss                                                          --             --             --              --             --
Adjustment for net loss of N*ABLE for the first six
     months ended June 30,of 1998                                 --             --             --              --             --
Exchange of Class B stock for Class A stock                  1,281,288         12,813     (1,281,288)        (12,813)          --
                                                          ------------   ------------   ------------    ------------   ------------

Balance at December 31, 1998                                31,183,412   $    311,835      3,140,665    $     31,407   $ 64,914,045
                                                          ------------   ------------   ------------    ------------   ------------
                                                          ------------   ------------   ------------    ------------   ------------









                                                              Deficit
                                                             accumulated       Series G           Note
                                                             during the       Convertible      receivable
                                                             development       Preferred          from
                                                                Stage            Stock         Stockholder        Total
                                                                -----            -----         -----------        -----

Balance at December 31, 1997                                  $(50,882,035)           --      $   (212,024)   $  5,151,700
                                                              ------------    ------------    ------------    ------------

Exercise of options to purchase Class A common stock                  --              --              --           151,955
Options issued to employees below fair market-value                   --              --              --           234,723
Exercise of warrants to purchase Class A common stock                 --              --              --         3,962,268
Warrants to purchase Class A common stock
     to be issued as part of technology licensing
    agreement and issued to consultants for services                  --              --              --         1,546,824
Shares issued at prices ranging from $1.00 per share
   to $5.00 per share as compensation for services
   rendered                                                           --              --              --           648,488
Reduction in note receivable                                          --              --            75,000          75,000
Issuance of Series G Convertible Preferred stock and
     Common stock warrants, net of issuance costs of                  --         1,809,250            --         2,027,500
Assured incremental yield on issuance of Series G
   convertible preferred stock and debt                               --              --              --           750,000
Accrual of interest on note receivable                                --              --           (12,318)        (12,318)
Accrued dividend on preferred stock including accretion
   of assured incremental yield                                       --           837,263            --           (21,600)
Conversion of Series G Preferred Stock                                --        (2,298,701)           --              --
Net loss                                                       (16,586,027)           --              --       (16,586,027)
Adjustment for net loss of N*ABLE for the six
     months ended June 30, 1998                                  2,253,461            --              --         2,253,461
Exchange of Class B stock for Class A stock                           --              --              --              --
                                                              ------------    ------------    ------------    ------------

Balance at December 31, 1998                                  $(65,214,601)   $    347,812    $   (149,342)   $    241,156
                                                              ------------    ------------    ------------    ------------
                                                              ------------    ------------    ------------    ------------


    See accompanying notes to supplemental consolidated financial statements.

                       WAVE SYSTEMS CORP. AND SUBSIDIARIES
                        (a development stage corporation)

               Supplemental Consolidated Statements of Cash Flows

                Years ended December 31, 1998, 1997, 1996 and the
            Period From February 12, 1988 (Date of Inception) through
                                December 31, 1998


                                                                                                             Period from
                                                                                                          February 12, 1988
                                                                                                         (date of inception)
                                                                                                               through
                                                                                                            December 31,
                                                           1998             1997              1996              1998
                                                           ----             ----              ----              ----
Cash flows from operating activities:
   Net loss                                              $(16,586,027)   $(18,012,635)   $(10,126,546)   $(65,214,601)
   Adjustments to reconcile net loss to net cash
    used in operating activities:
     Write-off of goodwill                                       --           769,886            --           769,886
     Depreciation and amortization                            487,155         609,661         324,260       1,738,514
       Reserve for note from affiliate                           --              --         1,004,934       1,672,934
     Accrued interest on marketable securities                   --            48,617        (106,962)
     Noncash expenses:
       Accretion of assured incremental yield on
          convertible debt                                       --           119,000            --           119,000
       Common stock issued in connection with
          License and Cross-License Agreement                    --              --              --         1,124,960
       Common stock issued for services rendered
          and additional interest on borrowings               648,488         305,496          56,938       3,341,546
       Warrants to be issued to ITG and warrants
          issued as compensation for services               1,552,235           5,411         124,120       1,676,355
       Issuance of warrants to Aladdin                           --         2,939,000            --         2,939,000
       Accrued interest on note payable                        39,707          56,624           9,500         105,831
       Preferred stock issued for services rendered              --              --              --           265,600
       Compensation associated with issuance of
          stock options                                       234,723            --              --           634,463
       Amortization of deferred compensation                     --              --              --           398,660
       Amortization of discount on notes payable                 --              --              --           166,253
       Common stock issued by principal stockholder
          for services rendered                                  --              --              --           565,250
     Changes in assets and liabilities:
       Increase in Deferred License fee                     1,250,000            --              --         1,250,000
       Increase in accrued interest on note receivable        (12,318)        (17,319)        (17,315)       (101,168)
       (Increase) decrease in prepaid expenses and
          other receivables                                   (67,500)         70,358          64,413         (67,500)
       (Increase) decrease in other assets                    (37,241)        129,141         (53,346)       (178,003)
       (Decrease) increase in accounts payable and
          accrued expenses                                  1,695,479         600,095         192,041       3,715,315
                                                         ------------    ------------    ------------    ------------

          Net cash used in operating activities           (10,795,299)    (12,425,282)     (8,372,384)    (45,184,667)
                                                         ------------    ------------    ------------    ------------

                       WAVE SYSTEMS CORP. AND SUBSIDIARIES
                        (a development stage corporation)

          Supplemental Consolidated Statements of Cash Flows, Continued




                                                                                                             Period from
                                                                                                          February 12, 1988
                                                                                                         (date of inception)
                                                                                                               through
                                                                                                            December 31,
                                                           1998             1997              1996              1998
                                                           ----             ----              ----              ----
Cash flows from investing activities:
   Acquisition of property and equipment                     (590,619)        (644,671)        (391,903)      (2,851,217)
   Short-term loans to affiliate                                 --               --         (1,004,934)      (1,672,934)
   Organizational costs                                          --               --               --            (14,966)
   Purchase of marketable securities-held to maturity            --               --         (2,945,458)     (27,546,769)
   Maturity of marketable securities-held to maturity            --               --          6,843,041       27,653,731
                                                         ------------     ------------     ------------     ------------

          Net cash provided by (used in) investing
            activities                                       (590,619)        (644,671)       2,500,746       (4,432,155)
                                                         ------------     ------------     ------------     ------------

Cash flows from financing activities:
   Net proceeds from issuance of common stock              10,644,264       11,860,970        1,606,441       39,789,891
   Net proceeds from issuance of preferred stock
     and warrants                                           2,777,500        3,555,500        5,950,027       12,283,027
   Sale of warrants                                              --               --               --                  4
   Note receivable from stockholder                            75,000           50,000             --            (48,175)
   Proceeds from notes payable and warrants to
     stockholders                                                --               --               --          2,083,972
   Repayments of notes payable to stockholders                   --               --               --         (1,069,972)
   Proceeds from notes payable and warrants                      --               --               --          1,284,250
   Repayments of note payable                                    --               --               --           (255,000)
   Advances from stockholder                                     --               --               --            227,598
   Repayments of advances from stockholder                       --               --               --           (227,598)
   Increase in deferred offering costs                           --               --               --               --
                                                         ------------     ------------     ------------     ------------

          Net cash provided by financing activities        13,496,764       15,466,470        7,556,468       54,067,997
                                                         ------------     ------------     ------------     ------------
Net increase in cash and cash equivalents                   2,110,846        2,396,517        1,684,830        4,451,175

Cash and cash equivalents at beginning of period            2,340,329        4,196,758        2,511,928             --

Adjustment for net cash flows of N*Able for the
six months ended June 30, 1998                                              (4,252,946)
                                                         ------------     ------------     ------------     ------------

Cash and cash equivalents at end of period               $  4,451,175     $  2,340,329     $  4,196,758     $  4,451,175
                                                         ------------     ------------     ------------     ------------
                                                         ------------     ------------     ------------     ------------


    See accompanying notes to supplemental consolidated financial statements.

                       WAVE SYSTEMS CORP. AND SUBSIDIARIES
                        (a development stage corporation)

             Notes to Supplemental Consolidated Financial Statements

                December 31, 1998, 1997, 1996 and The Period From
                  February 12, 1988 (Date of Inception) Through
                                December 31, 1998


(1) ORGANIZATION AND BASIS OF PREPARATION

   The accompanying supplemental consolidated financial statements of Wave
     Systems Corp. and subsidiaries ("Wave" or the "Company") have been prepared to give retroactive effect to the acquisition of N*Able Technologies, Inc. ("N*Able"), a Massachusetts based company that produces hardware-based security solutions for the protection of sensitive user data within network client systems, including a hardware-based security co-processor that manages the secure transfer of sensitive payment, or personal information to and from desktop computers. The acquisition was consummated through the issuance of 2,781,263 of Wave Class A Common Shares in exchange for all of the outstanding common and preferred shares of N*Able. The combination has been accounted for as a pooling-of-interests combination and, accordingly, the consolidated financial statements for periods prior to the combination have been restated to include the accounts and results of operations of N*Able. The supplemental consolidated financial statements presented herein do not extend through the date of consummation, however, they will become the historical consolidated financial statements of the Company after financial statements covering the date of consummation of the business combination are issued.


   The fiscal year end for N*Able is June 30. In preparing these supplemental consolidated financial statements, the calendar 1998 financial statements of the Company were combined with financial statements of N*Able for the same twelve month period. For 1997 and 1996, Wave's financial statements were combined with the June 30, 1998 fiscal year end and eight months ended June 30, 1997 statements for N*Able. Accordingly, an adjustment is reflected in the statements of Stockholders' Equity and cash flows to eliminate N*Able's net loss and net cash flows for the six months ended June 30, 1998. For the presentation of financial data from inception to December 31, 1998, Wave's financial data was combined with that of N*Able from October 31, 1996 (date of inception) through December 31, 1998.


   N*Able has generated no revenues since inception. The results of operations previously reported by the separate companies and the combined amounts presented in the accompanying supplemental consolidated financial statements are summarized below:




                              1998                   1997
                         -------------          -------------
Net loss
    Wave                 $(11,895,944)          $(13,897,794)
    N*Able                 (4,690,083)            (4,114,841)
                         -------------          -------------

    Combined             $(16,586,027)          $(18,012,635)
                         -------------          -------------
                         -------------          -------------


   Wave Systems Corp. (the "Company" or "Wave") is engaged in the research and development of a proprietary system (the "Wave System") for use with a computer, that measures, controls, and records the use of electronic content. The Company is also engaged in various research, development and marketing efforts to commercialize the Wave System to provide more efficient and flexible pricing (e.g., pay per use or rent-to-own) and greater security on the usage of the electronic content. The Company is in the development stage and, accordingly, the accompanying consolidated financial statements are presented in a format prescribed for a development stage enterprise.

   The Company has incurred significant losses in current and prior periods.
     Management intends to continue to devote resources toward the research, development and marketing of its products in order to generate future revenues from licensing and product sales. In addition, the Company is actively pursuing additional short-and long-term financing sources, including debt and equity financing and on March 23, 1999 completed an offering of common stock for net proceeds of approximately $23 million, as discussed in Note 13. Management anticipates that the proceeds of this offering will be sufficient to fund operations through the end of the third quarter of 2000. However, while management believes that it can successfully research, develop and market its products and obtain additional financing to fund operations beyond 2000, there can be no assurance that it will be able to do so.

(2) SIGNIFICANT ACCOUNTING POLICIES
   (A) PRINCIPLES OF CONSOLIDATION
     The supplemental consolidated financial statements include the financial statements of Wave; a wholly owned subsidiary, Harvard International Medical Library, Inc., doing business as MedWave; a majority owned inactive subsidiary, Network News Corp. ("NNC"); a wholly owned inactive subsidiary; and

       N*Able as noted above. All significant intercompany balances and transactions have been eliminated in consolidation.

   (B) USE OF ESTIMATES
     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period. Actual results could differ from those estimates.

   (C) CASH EQUIVALENTS
     For purposes of the consolidated statements of cash flows, the Company considers all highly liquid instruments with a maturity of three months or less to be cash equivalents.

   (D) PROPERTY AND EQUIPMENT
     Property and equipment, including computer software, are stated at cost.
       Depreciation is computed using the straight-line method over estimated useful lives of five years.

   (E) GOODWILL
     Goodwill, which represents the excess of purchase price over the fair value of net assets acquired in a purchase business combination, is amortized on a straight-line basis over the period expected to be benefited of five years. The Company assesses the recoverability of this intangible asset by determining whether the amortization of the goodwill balance over its remaining life can be recovered through undiscounted future operating cash flows of the related acquired operation. The amount of goodwill impairment, if any, is measured based on projected discounted future operating cash flows using a discount rate reflecting the Company's average cost of funds. The assessment of the recoverability of goodwill is impacted if estimated future operating cash flows are not achieved. During the third quarter of 1997, the Company wrote-off goodwill related to the WIN acquisition as it was uncertain whether the current and expected future results of operations of WIN would be sufficient to support its carrying value.

   (F) INCOME TAXES
     The Company accounts for income taxes under the asset and liability method.
       As such, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

   (G) STOCK OPTION PLAN
     The Company accounts for its stock option plans in accordance with the provisions of Accounting Principles Board ("APB") Opinion No. 25, Accounting for Stock Issued to Employees, and related interpretations. As such, compensation expense is recorded on the date of grant only if the current market price of the underlying stock exceeds the exercise price. On January 1, 1996, the Company adopted the disclosure provisions of Statement of Financial Accounting Standards ("SFAS") No. 123, Accounting for Stock Based Compensation and accordingly, provides pro forma net income and pro forma earnings per share footnote disclosures for employee stock options as if the fair value-based method defined in SFAS No. 123 had been applied.

   (H) RESEARCH AND DEVELOPMENT
     Research and development costs are expensed as incurred. Software development costs are required to be capitalized when a product's technological feasibility has been established either by completion of a detailed program design or a working model of the product and ending when a product is available for general release to consumers. Technological feasibility of the Company's product has not yet been established, and as a result, no software development costs have been capitalized.

                                                                 (Continued)

                       WAVE SYSTEMS CORP. AND SUBSIDIARIES
                        (a development stage corporation)

      Notes to Supplemental Consolidated Financial Statements - (Continued)


   (I) LOSS PER SHARE
     Basic net loss per common share has been calculated based upon the weighted average number of shares of common stock outstanding during the period. No effect has been given to common stock equivalents or convertible preferred stock, warrants or debt in the diluted loss per common share as they are all anti-dilutive. Included in net loss to common stockholders is the accretion of the assured incremental yield related to the ability of the Series B, C, D, F and G preferred stockholders to acquire common stock upon conversion at a discount. The assured incremental yield is being accreted as a dividend over the periods from the dates of issuance of the preferred stock to the earliest eligible dates for conversion.

   (J) IMPAIRMENT OF LONG-LIVED ASSETS AND LONG-LIVED ASSETS TO BE DISPOSED OF The Company reviews its long-lived assets and certain identifiable intangibles for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceed the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell.

   (K) RECLASSIFICATIONS
     Certain reclassifications have been made to the 1996 and 1997 consolidated financial statements to conform to the 1998 presentation.

(3) RELATED PARTY TRANSACTIONS
   (A) NOTE RECEIVABLE FROM STOCKHOLDER
     A stockholder, the Chairman and Chief Executive Officer of the Company, was indebted to the Company at December 31, 1998 and 1997 under two promissory notes totaling $149,342, including accrued interest, due on demand. During 1998 and 1997, $75,000 and $50,000, respectively, of the Chairman and Chief Executive Officer's bonus was used to reduce the principal owed.

     The notes are secured by a pledge of 67,000 shares of Class B common stock held by the stockholder and officer. The notes bear interest at 10% per annum. The notes and accrued interest thereon have been shown as a deduction from stockholders' equity in the accompanying consolidated financial statements.

(B) PAYMENT TO RELATED PARTY
     In 1997, the Company paid $182,209 to Enterprise Engineering Associates
       ("EEA"), during which time Mr. Michael Sprague was an employee of EEA. On August 1, 1997, Michael Sprague became an employee of Wave, at an annual salary of $110,000. Michael Sprague is the son of the Chairman and Chief Executive Officer of the Company.

     In 1998, the Company paid $25,000 to Studio 2, during which time Mr. Kevin
       Sprague was an employee of Studio 2. Kevin Sprague is the son of the Chairman and CEO of the Company.



                                                                 (Continued)

                       WAVE SYSTEMS CORP. AND SUBSIDIARIES
                        (a development stage corporation)

      Notes to Supplemental Consolidated Financial Statements, (Continued)

   (C) ACQUISITION AND DISPOSITIONS
     In November 1995, the Company entered into a transaction with certain individuals whereby shares in its newly-formed subsidiary, Wave Interactive Network, Inc. ("WIN"), were transferred in exchange for a demand note. The amount of the demand note was based on the level of funding provided to WIN by the Company during 1995. The demand note from WIN accrued interest at a rate of Prime plus 1% and, subject to certain limitations associated with WIN's ability to raise additional capital, was convertible into an undiluted 20% of the common shares of WIN at the option of Wave. The Company retained a 1% ownership in WIN and transferred the remaining ownership to certain individuals, including former employees. Approximately 65% of the ownership was transferred to Steven Sprague, President and CEO of WIN, and three other children of Mr. Peter J. Sprague, Chairman and CEO of Wave. The note was fully reserved as its collectibility was dependent upon WIN's ability to raise additional capital. In addition, the Company entered into a separate commercial agreement that, among other things, granted certain distribution rights to WIN in exchange for royalties and other consideration.

     During 1996, the Company continued to finance the operations of WIN through additional demand notes with terms similar to the original demand note. The additional notes amounting to $1,004,000 were also fully reserved. On December 30, 1996, effective as of October 18, 1996, the Company entered into a merger agreement with WIN whereby the Company exchanged, for all of the outstanding WIN common stock that it did not own, 375,000 shares of Class B common stock. These Class B shares are restricted securities within the meaning of Rule 144 of the Securities Act of 1933, as amended (the "Act"). Additionally, based on the attainment of a specified milestone, the shareholders of WIN are entitled to receive an additional 325,000 shares of the Company's Class B common stock. The Company also issued a 10% convertible note and a warrant to refinance a convertible note obligation of WIN amounting to approximately $456,000, which included accrued interest to October 18, 1996, and an outstanding warrant. Included in the results of operations are WIN's operations from October 18, 1996. The acquisition was accounted for by the purchase method.

     The purchase price of $952,438 was determined based on the estimated fair value of the consideration given to the WIN shareholders and noteholders and was allocated to goodwill as WIN had no net tangible assets. Subsequently, in 1997, the Company determined it was uncertain whether the current and expected future results of operations of WIN would be adequate to support the goodwill capitalization, and wrote-off the goodwill as impaired. If the contingent consideration of an additional 325,000 shares is issued, the value ascribed to such consideration will be expensed.


(4) PROPERTY AND EQUIPMENT
   Property and equipment as of December 31 consisted of the following:


                                                                                 1998                     1997
                                                                                 ----                     ----

       Equipment                                                             $ 1,687,032             $ 1,425,409
       Furniture, fixtures and improvements                                      635,913                 465,300
       Computer software                                                         534,614                 452,580
                                                                              ----------              ----------
                                                                               2,857,559               2,343,289
       Less: Accumulated depreciation                                          1,515,330               1,096,583
                                                                              ----------            ------------
          Total                                                           $    1,342,229           $   1,246,706
                                                                          --------------            ------------
                                                                          --------------            ------------


   Depreciation expense on property and equipment amounted to approximately
     $487,000, $408,000, $272,000 and $1,515,000 for the years ended December
     31, 1998, 1997, and 1996 and for the period from inception through December 31, 1998, respectively.

                                                                 (Continued)

                       WAVE SYSTEMS CORP. AND SUBSIDIARIES
                        (a development stage corporation)

      Notes to Supplemental Consolidated Financial Statements, (Continued)


(5) NOTES PAYABLE
   In connection with the acquisition of WIN, the Company issued a 10% convertible note amounting to $456,000 and a warrant to refinance WIN's obligation to a WIN noteholder. The note was convertible any time after April 1, 1997 and became due, including accrued interest of $66,125, on April 18, 1998. The note was convertible into a number of the Company's unregistered Class A common stock for a period beginning on April 1, 1997 and ending April 18, 1998 calculated as the greater of (a) the number of shares that would be acquired at 80% of the fair market value of the Class A common stock or (b) 250,000 shares plus 2,000 shares for each month the note is outstanding.

   On October 18, 1998 the Company restated and amended the note. The note is now convertible any time after April 1, 1999 and up to April 18, 1999. The conversion price was reduced to $0.95 per share of common stock. An additional 75,000 warrants were issued as part of this amended note and the fair value of these warrants was $106,000. Additionally, the fair value of the reduced conversion price was $274,000. Such amounts will be amortized as additional interest expense from the date the note was amended and warrant issued through the earliest conversion date of April 1, 1999. During 1998, approximately $123,000 of the value of the reduced conversion rate and warrant was recorded as interest expense.


(6) ACCOUNTS PAYABLE AND ACCRUED EXPENSES
   Accounts payable and accrued expenses as of December 31 consisted of the following:


                                                                                  1998                  1997
                                                                                  ----                  ----

       Accrual of costs related to the ITG agreement                           $ 490,000              $ 490,000
       Accounts payable                                                          947,486                607,672
       Accrued consulting and professional fees                                  155,000                302,695
       Legal settlement (note 13)                                                602,000                  -
          Accrued payroll and related costs                                      934,545                346,103
       Lease payable                                                              60,169                  -
          Other accrued liabilities                                              288,603                 73,932
                                                                              ----------            ------------
          Total                                                              $ 3,477,803            $ 1,820,402
                                                                              ----------            ------------
                                                                              ----------            ------------


(7) CAPITAL STOCK
   (A) REDEEMABLE PREFERRED STOCK
     The Company has authorized 2,000,000 shares of preferred stock having a par value of $.01 per share. On October 19, 1992, the Board of Directors designated and issued 360 shares of this preferred stock of the Company as "Series A Cumulative Redeemable Preferred Stock" ("Series A Preferred Stock").

     The Series A Preferred Stock was issued in settlement of compensation owed to a former officer of the Company for services provided to the Company. The holder of the Series A Preferred Stock is entitled to receive a dividend at the rate of $60 per share per annum, when and as declared by the Board of Directors of the Company. Dividends are cumulative from the date of original issue, and payable upon redemption.

                                                                  (Continued)

                       WAVE SYSTEMS CORP. AND SUBSIDIARIES
                        (a development stage corporation)

      Notes to Supplemental Consolidated Financial Statements, (Continued)

      No dividends may be declared upon the common stock of the Company unless full cumulative dividends on the Series A Preferred Stock have been declared and a sum sufficient for the payment thereof has been set apart for such payment. The stock is non-voting and redeemable at $1,000 per share, plus accumulated dividends, at any time at the option of the Company. The stock is subject to mandatory redemption five years from the date of issuance, or October 1997. Because the dividend rate on the Preferred Stock was below market rates, the stock was discounted to yield a market rate of 12% at the time of issuance, resulting in a discount of $94,400. Dividends of $21,600, $39,267, and $41,800 have been accrued for the years ended December 31, 1998, 1997 and 1996, respectively. The holder has not notified the Company of his intention to redeem the stock. The Company continues to accrue dividends until receipt of such intention.

     In May of 1996, the Company raised $3,214,026, net of issuance costs of $285,974, through the placement of 350 shares of Series B Preferred Stock ("Series B Preferred Stock") pursuant to Regulation S of the Securities Act of 1933 ("the Act"). The Series B Preferred Stock has a stated value of $10,000 per share, which accrues dividends for liquidation and conversion purposes at 6% per annum, and ranks senior to the Company's common stock and Series C Convertible Preferred Stock ("Series C Preferred Stock") and junior to the Series A Preferred Stock. Series B Preferred Stock was convertible by the holder, in increments, into the Company's Class A common stock. The Series B Preferred Stock was convertible at the lesser of 110% of the average closing bid price for the five days immediately preceding the issue date or 85% of the average closing bid price for the five days immediately preceding the conversion date. During 1996, 330 shares of the Company's Series B Preferred Stock were converted into 2,960,303 shares of the Company's Class A common stock and the remaining 20 shares of Series B preferred were converted in 1997 into 117,240 shares of the Company's Class A common stock.

     In December of 1996, the Company raised $2,634,037 net of issuance costs of $365,963 ($101,964 of which related to the value ascribed to warrants issued) through the placement of 150,000 shares of Series C Preferred Stock pursuant to Regulation D of the Act. The Series C Preferred Stock has a stated value of $20 per share, which accrues dividends payable quarterly in cash at 6% per annum.

     The Series C Preferred Stock ranks senior to the Company's common stock and junior to the Series A and B Preferred Stock. Series C Preferred Stock was convertible by the holder, in increments, into the Company's Class A common stock based on the market price of the Company's Class A common stock at the time of conversion.

     The Series C Preferred Stock was convertible at the lesser of $2.31 per share or 80%, as adjusted, of the average of the fair value of the Class A common stock for the five days prior to the conversion date. During 1997 all of the Series C preferred stock was converted into 2,850,439 shares of the Company's Class A common stock.

     In May of 1997 the Company raised approximately $1,316,000, net of issuance costs of $272,000 ($162,000 of which related to the value ascribed to warrants issued), through the placement of 80,000 shares of newly created D Convertible Preferred Stock. The Series D Preferred Stock had a stated value of $20 per share, which accrued dividends payable quarterly in cash at 6%.



                                                                (Continued)

                       WAVE SYSTEMS CORP. AND SUBSIDIARIES
                        (a development stage corporation)


      Notes to Supplemental Consolidated Financial Statements, (Continued)


   The Series D Convertible Preferred Stock was convertible into the Class A
       Common Stock of the Company at an effective conversion price of the lower of (i) $1.35, or (ii) 80% of the average closing bid price on the NASDAQ National Market System of the Company's Class A Common Stock for the five
       (5) trading days immediately preceding the date of conversion. During 1997 all of the Series D Convertible Preferred Stock was converted into 2,070,095 shares of the Company's Class A Common Stock.

   (B) CONVERTIBLE PREFERRED STOCK

     In October 1997 the Company raised approximately $1,850,000, net of issuance costs of $397,000 ($224,000 of which related to the value ascribed to warrants issued), though the private placement 112,500 shares of newly created Series F Convertible Preferred Stock. The Series F Convertible Preferred Stock has a stated value of $20 per share, which accrued dividends payable quarterly in cash at 6%.

     The Series F Convertible Preferred Stock was convertible into the Class A
       Common Stock at an effective conversion price of the lower of (a) $1.05 and (b) 80% of the average of the five (5) lowest trading prices of Class A Common Stock. During 1997 all of the Series F Convertible Preferred Stock was converted into 2,961,086 shares of the Company's Class A Common Stock.


     During March of 1998, the Company issued 150,000 shares of newly created
       Series G Convertible Preferred stock for an aggregate purchase price of $3,000,000. The Series G Convertible preferred stock is senior to the Company's classes of common stock, and is junior to the Company' Series A Redeemable Preferred in liquidation rights. The Series G Convertible Preferred Stock accrues dividends at the rate of 6% per annum. The Series G Convertible Preferred stock is convertible into the Company's unregistered Class A Common stock at the lower of $1.12 or 80% of the average of the five lowest closing bids for the 25 calendar days prior to conversion. In addition, the Company issued warrants to the purchaser and placement agent for 225,000 shares of the Company's Class A common stock at an exercise price of $1.38.
       As of December 31, 1998, 20,000 shares remained outstanding.

   (C) COMMON STOCK
     In December 1989, March through October 1990, and November 1991, substantially all stockholders as of December 29, 1989 were offered the right to acquire a number of shares equivalent to their pre-offering holdings at a price of $.003 per share. Substantially all stockholders that received the offer accepted this opportunity. This was accounted for essentially as a stock split effected in the form of a rights offering, and all shares issued in conjunction with this offering were reflected in the accompanying consolidated financial statements retroactively.

     Two principal stockholders did not acquire the full amount of shares to which they were entitled. Most of the additional proportionate shares that these stockholders would have been credited with were offered instead to certain officers, employees and stockholders for $.003 per share. To the extent that these

                                                                  (Continued)

                       WAVE SYSTEMS CORP. AND SUBSIDIARIES
                        (a development stage corporation)

      Notes to Supplemental Consolidated Financial Statements, (Continued)


   rights were offered to the individuals in compensation for services rendered to the Company, compensation expense equal to the difference between the estimated fair value as of the date of issuance and the purchase price of the stock was recorded. The estimated fair value of the common stock was determined based on sales to third parties near the date of issuance. Compensation expense associated with the issuance of these shares of $430,250 is included in the accompanying consolidated statement of operations for the period from inception to December 31, 1998.

     In May and November, 1992, the Company issued 770,000 shares of Class B restricted common stock to certain employees, officers and stockholders of the Company for a purchase price of $.003 per share, payable in the form of services to the Company.

     As these shares were issued for services rendered, compensation expense of $1,927,500 was recorded representing the estimated fair value of $2.50 per share at the date of issuance, the price at which common stock was sold to third parties near the time of issuance.

     In February 1995, the Company agreed to grant 36,000 shares of Class A common stock, 12,000 of which were issued in 1995 with the remainder issued in 1996, to two consultants and six non-employee directors as compensation for services rendered. Expenses of $112,500 were recorded in 1995 representing the stock's fair value of $3.13 per share at the time of the agreement to grant.

     In July 1995, the Company issued 19,559 shares to two vendors in payment for services rendered. Costs of $20,000 were recorded representing the stock's fair value of approximately $1.00 per share at the time the services were rendered.

     In July and August 1996, the Company issued 15,000 and 3,077 shares of
       Class A common stock to two consultants as compensation for services rendered. Expenses of $40,938 have been recorded representing the stock's fair value of $2.06 and $3.44 per share, respectively, at their dates of issuance.

     During 1997 the Company issued 126,885 shares of the Company's Class A common stock to vendors or for the settlement of liabilities. Expenses of $305,496 have been recorded representing the stocks' fair value at the date of issuance.

     During 1997 the Company sold approximately 800,000 shares of the Company's
       Class A common stock and warrants to purchase 160,000 shares of the Company's Class A common stock, which may be exercised at an exercise price of $1.00, for an aggregate purchase price of $800,000. As of December 31, 1998, 600,000 of the shares had been exercised.

     During 1997 the Company issued 500,000 shares of the Company's Class A common stock in connection with a license agreement with Aladdin Knowledge Systems, Ltd. for its proprietary persistent encryption technology. The shares were issued at their fair value on the date of issuance.


                                                                (Continued)

                       WAVE SYSTEMS CORP. AND SUBSIDIARIES
                        (a development stage corporation)

      Notes to Supplemental Consolidated Financial Statements, (Continued)

 (D) RECAPITALIZATION
     In January 1994, the Board of Directors authorized the Company to amend and restate the Company's Certificate of Incorporation to reflect the authorization of 25,000,000 shares of a newly created Class A common stock, which stock has voting rights of one vote per share, and the reclassification of the then current outstanding shares of common stock into Class B common stock. In June 1994, the Board of Directors authorized that the Class B common stock will have one vote per share, except that Class B common stock will have five votes per share in cases where one or more directors are nominated for election by persons other than the Company's Board of Directors and where there is a vote on any merger, consolidation or other similar transaction, which is not recommended by the Company's Board of Directors. In addition, the Class B common stock will have five votes per share on all matters submitted to a vote of the stockholders in the event that any person or group of persons acquires beneficial ownership of 20% or more of the outstanding voting securities of the Company. The Class B common stock is convertible into shares of Class A common stock at any time. The classes of common stock are alike in all other respects.


(E) N*ABLE EQUITY ISSUANCES

       The following summarizes the equity issuances of N*Able. Each of these transactions have been reflected in the Wave supplemental consolidated financial statements on a Wave common share equivalent basis based on the exchange ratio in the merger.


       In connection with formation of N*Able, in October 1996,the Company issued 300 shares of common stock to N*Able's founders. In April
       1997, N*Able issued 1,600,000 shares of common stock to a private investor as partial payment for services rendered. The fair market value of the shares, which are restricted as to resale, was determined to be $16,000 and was included in general and administrative expenses.


       In April 1997, N*Able issued 2,900,000 shares of Series A Convertible Preferred Stock ("Series A Preferred Stock") at $0.431 per share to private investors for total consideration of $1,183,931, net of offering costs of $65,969. Of the total consideration, $450,000 was paid by certain investors through the cancellation of certain promissory and demand subordinated notes owed by N*Able.


       In August 1997, N*Able issued 4,129,712 shares of Series B Convertible Preferred Stock ("Series B Preferred Stock") at $0.902 per share to private investors for total consideration of $3,652,197, net costs of $72,803. Of the total consideration, $100,000 was of offering a related party investor through the forgiveness of amounts paid by owed by N*Able.


       In June 1998, N*Able issued 5,674,268 shares of Series C Convertible Preferred Stock ("Series C Preferred Stock") at $1.153 per share to private investors for total consideration of $6,528,509, net of offering costs of $13,922.


       In April 1997, N*Able issued 1,160,000 warrants to purchase Series A Preferred Stock at $0.431 per share to a related party investor in connection with the issuance of the Series A Preferred Stock. The estimated fair market value ascribed to the warrants was $124,120 and was included in general and administrative expense in the period the warrants were issued. The warrants expire in April 2002 and were fully vested upon issuance.


       In August 1997, in connection with the issuance of Series B Preferred Stock, N*Able issued 200,000 warrants to a private investor to purchase Series B Preferred Stock at $0.902 per share. The warrants carry contingent vesting provisions based on the occurrence of certain future events related to manufacture and sale of N*Able's product. During the period ended December 31, 1998, 25,000 of the warrants had vested. The fair value ascribed to the vested warrants was $5,411 and is included in general and administrative expenses in the period the warrants were issued. The warrants expire in August 2002.


       As discussed in Note 1, on July 27, 1999, Wave acquired all of the outstanding Common and Preferred Stock of N*Able in a transaction to be accounted for under the pooling-of-interests method. In conjunction with this business combination all common preferred stock of N*Able was exchanged for Wave common stock and an N*Able investor, Databook, Inc., exercised 1,160,000 warrants to acquire 886,483 Series A Preferred Shares (all of which was also exchanged for Wave common stock as part of the merger), at an exercise price of $0.431 per share in a non-cash transaction.


(8) OPTIONS AND WARRANTS

1991 PLAN
   In September 1991, the Board of Directors authorized the establishment of a stock option plan (the "1991 Plan"). The total number of shares of Class B common stock subject to the Plan is 2,700,000. Options terminate upon the earlier of the date of the expiration of the option or upon termination of the employment relationship between the Company or a subsidiary and the optionee for any reason other than death, disability or retirement.

   Employees are entitled to exercise their options on dates determined by the Compensation Committee of the Board of Directors. Vesting provisions for options granted generally range from immediate vesting to pro rata vesting over a three-year period. Options granted under the 1991 Plan may, in the discretion of the Compensation Committee, include the right to acquire a reload option. A reload option provides for the automatic grant of a new option at the then-current market price in exchange for each previously owned share tendered by an employee in a stock-for-stock exercise.

   Subsequent to January 1994 no further options, other than reload options, may be granted under the 1991 Plan. All options outstanding under the 1991 Plan continue in full force and effect subject to their original terms.

   OTHER OPTIONS
   In 1993, in connection with an investment banking agreement, the Company granted options to purchase 30,000 shares of Class B common stock at an exercise price of $1.67 per share, and options to purchase 14,286 shares of Class B common stock at an exercise price of $3.50 per share. The options vested immediately and are exercisable for a period of seven years from the date of issuance.

                                                                (Continued)

                       WAVE SYSTEMS CORP. AND SUBSIDIARIES
                        (a development stage corporation)

      Notes to Supplemental Consolidated Financial Statements, (Continued)


   1994 PLANS
   In January 1994, the Board of Directors authorized the establishment of the 1994 Employee Stock Option Plan (the "1994 Plan"). The initial number of shares of Class A common stock subject to the 1994 Plan was 1,000,000. The terms of the 1994 Plan are similar to those of the 1991 Plan. Options are granted with exercise prices that approximate fair market value at the date of grant. In May 1996, July 1997, and November 1998 the Board of Directors approved an amendment to the Company's 1994 Plan to increase the number of shares of Class A common stock reserved for issuance thereunder by 1,000,000, 1,000,000 and 5,000,000, respectively. Therefore, the 1994 Plan number of shares of Class A common stock reserved for issuance is 8,000,000 shares.

   In January 1994, the Board of Directors authorized the establishment of the Non-Employee Directors Stock Option Plan (the "Directors' Plan"). The total number of shares of Class A common stock subject to the Directors' Plan was 200,000. Pursuant to the Directors' Plan, each director who was not an employee of the Company received an initial grant of options to purchase 12,000 shares of Class A common stock at an exercise price of $3.50 per share.

   Any person subsequently elected as a director who is not an employee of the Company will receive an initial grant of options to purchase 12,000 shares of Class A common stock on the day he or she is elected a director. In addition, on the day immediately following each of the dates on which an incumbent director is reelected, he or she received an additional grant of options to purchase 2,000 shares of Class A common stock.

   In February 1995, the Board of Directors authorized certain changes to the Directors' Plan. The annual option grant for directors was increased from a total of 2,000 shares of Class A common stock to 10,000 shares of Class A common stock. In July 1995, the stockholders of the Company authorized an increase to the total number of shares subject to the Directors' Plan from 200,000 shares to 500,000 shares. Options to purchase a total of 110,000 and 100,000 shares of Class A common stock at $1.94 to $3.09 and $3.09 per share, were issued in 1997 and 1996, respectively, to nonemployee directors. In November 1998, the stockholders of the Company authorized an increase to the total number of shares subject to the Directors' Plan from 500,000 shares to 1,000,000 shares. The stockholders also amended the Directors' Plan to provide that options issued to non-employee directors under such plan vest on the day following the grant.

   Initial option grants under the Directors' Plan vest one-third upon grant, and one-third on each of the first and second anniversaries. Annual option grants vest 25% after each three-month period following grant.

   Options under the Directors' Plan are exercisable for a period of ten years from the date of grant. Options may not be exercised after the option holder ceases to be a director of the Company, except that in the event of death or disability of the option holder, the option may be exercised for a period of one year after the date of death or disability, and, in the event of retirement of the option holder, the option may be exercised for a period of three months after the date of retirement.

                                                                  (Continued)



                       WAVE SYSTEMS CORP. AND SUBSIDIARIES
                        (a development stage corporation)

      Notes to Supplemental Consolidated Financial Statements, (Continued)


In September 1996, the Board of Directors authorized the establishment of the 1996 Performance Stock Option Plan ( the "1996 Plan"). The initial number of shares of Class A common stock subject to the 1996 Plan was 800,000. The terms of the 1996 Plan are similar to those of the 1994 and 1991 Plans. Options are granted with exercise prices that approximate fair market value at the date of grant.

   At December 31, 1998, there were approximately 3,360,000 additional shares available for grant under the 1994 Plan. The per share weighted-average fair value of stock options granted during 1998, 1997 and 1996 was $2.48, $1.58 and $2.65 on the dates of grant using the Black Scholes option-pricing model with the following weighted-average assumptions:


                                                                     1998             1997              1996
                                                                     ----             ----              ----

       Expected Life (Years)                                         10               10                10
       Interest Rate                                                  6.0%             6.5%              6.4%
       Volatility                                                   105%             111%              124%
       Dividend Yield                                                 0%               0%                0%

   The Company applies APB Opinion No. 25 in accounting for its Plans and, accordingly, no compensation cost has been recognized for stock options granted to employees at fair market value in the financial statements, except for $234,723 of expense recorded in 1998 for options issued at exercise prices below the fair market value of the Company's stock.


   Had the Company determined compensation cost based on the fair value at the grant dates for its stock options under SFAS No. 123, the Company's net loss would have been increased to the pro forma amounts indicated below:


                                                                1998                1997                1996
                                                                ----                ----                ----

     Net loss - as reported                                $ ( 16,586,027 )     $ (18,012,635)      $ (10,126,546)
     Net loss - pro forma                                    ( 22,305,606 )       (19,425,653)        (11,479,691)
     Net loss to common stockholders - as reported           ( 17,444,890 )       (20,495,617)        (10,997,125)
     Net loss to common shareholders - pro forma             ( 23,164,469 )       (21,908,635)        (12,350,270)
     Loss per common share - as reported                              ( .54 )           (.86)               (.62)
     Loss per common share - pro forma                                ( .72 )           (.92)               (.70)

   Pro forma net loss reflects only options granted since 1995. Therefore, the full impact of calculating compensation cost for stock options under SFAS No. 123 is not reflected in the pro forma net loss amounts presented above because compensation cost is reflected over the options' vesting periods and compensation cost for options granted prior to January 1, 1995 are not considered.

                                                                 (Continued)

                       WAVE SYSTEMS CORP. AND SUBSIDIARIES
                        (a development stage corporation)

      Notes to Supplemental Consolidated Financial Statements, (Continued)



SUMMARY OF OPTION ACTIVITY
A summary of option activity through December 31, 1998 follows:


                                                                 Class A and B shares             Weighted average
                                                                   Subject to Option               Exercise Price
                                                                   -----------------               --------------

Balance at January 1, 1991                                                    -                      $  -
Options granted                                                           30,000                         1.67
                                                                     -----------

Balance at December 31, 1991                                              30,000                         1.67
Options granted                                                          816,750                         1.18
                                                                      ----------

Balance at December 31, 1992                                             846,750                         1.20
Options granted                                                          949,186                         3.10
                                                                      ----------

Balance at December 31, 1993                                           1,795,936                         2.20
Options granted                                                          310,200                         3.05
Options canceled                                                        (108,500)                        3.38
                                                                      ----------

Balance at December 31, 1994                                           1,997,636                         2.27
Options granted                                                          777,850                         2.22
Options canceled                                                        (349,205)                        2.11
Options exercised                                                       (681,700)                         .64
                                                                      ----------

Balance at December 31, 1995                                           1,744,581                         2.92
Options granted                                                        1,342,075                         2.65
Options canceled                                                        (503,879)                        3.20
Options exercised                                                       (214,091)                        1.97
                                                                      ----------

Balance at December 31, 1996                                           2,368,686                         2.79
Options granted                                                          707,914                         1.03
Options canceled                                                        (676,741)                        1.57
Options exercised                                                        (70,326)                        1.90
                                                                     -----------

Balance at December 31, 1997                                           2,329,533                         2.38
Options granted                                                        5,756,893                         2.47
Options canceled                                                        (707,384)                        2.48
Options exercised                                                        (78,653)                        1.94
                                                                   -------------

Balance at December 31, 1998                                           7,300,389                        $2.40
                                                                   -------------
                                                                   -------------

   At December 31, 1998, there were approximately 1,984,175 options exercisable at prices ranging from $0.49 to $7.06.


                                                                 (Continued)

                       WAVE SYSTEMS CORP. AND SUBSIDIARIES
                        (a development stage corporation)

      Notes to Supplemental Consolidated Financial Statements, (Continued)



The following table summarizes information about stock options outstanding at December 31, 1998:


                                                                                                        Weighted
                                                                                   Weighted              average
                                                                                    average             remaining
Range of                                      Number           Number              exercise            contractual
Exercise Prices                             Outstanding      Exercisable             Price                Life
---------------                             -----------      -----------             -----                ----

   $0.49 - 1.06                               492,411          256,928              $1.06               8.6 years

   1.07 - 1.69                              3,037,809          357,293               1.30               8.5 years

   1.70 - 2.31                                254,484           54,298               2.10               8.8 years

   2.32 - 2.97                                 89,243           72,707               2.62               5.7 years

   2.98 - 3.50                                870,767          291,669               3.32               8.2 years

   3.51 - 3.81                              2,254,894          878,500               3.66               9.4 years

   3.82 - 7.06                                300,780           72,780               7.06               8.6 years



N*ABLE OPTIONS

In 1997, N*ABLE adopted a Stock Option Plan (the "Plan") which provides for the issuance of incentive stock options to employees of the Company. The Plan which is administered by the Board of Directors and was approved by the stockholders, permits the Company to grant stock options for the purchase of Common Stock. The maximum number of shares available under the plan at December 31, 1998 was 5,217,530.


Stock option activity for the period from October 31, 1996 (inception) to December 31, 1997 and for the year ended December 31, 1998 was as follows:


                                                             Weighted
                                                              average
                                             Number          exercise
                                           of shares           price
                                           ---------         ---------

    Granted                              3,830,700           0.06
    Terminated                             (70,000)          0.05
                                         ---------

  Outstanding at January 1, 1998         3,760,700           0.06

    Granted                                895,500           0.19
    Exercised                              (10,708)          0.15
    Terminated                             (59,792)          0.15
                                         ---------

  Outstanding at December 31, 1998       4,585,700           0.12
                                         ---------
                                         ---------

  Exercisable at December 31, 1998       2,185,673           0.11
                                         ---------
                                         ---------


    At December 31, 1998, 631,830 shares of authorized but unissued common stock were reserved and available for granting additional options. Of the total stock options outstanding at December 31, 1998, 780,500 carried an exercise price of $0.20, 275,000 carried an exercise price of $0.15, and 3,530,200 carried an exercise price of $0.05. Of the total stock options exercisable at December 31, 1998, 95,419 carried an exercise price of $0.20, 69,247 carried an exercise price of $0.15, and 2,021,007 carried an exercise price of $0.05.

    Options granted under the Plan vest ratably from the date of grant over four years and expire not more than 10 years from the date of grant. Options which are terminated become available for future grants. The weighted average remaining contractual life of stock options outstanding at December 31, 1998 is 8.86 years.

    As part of the acquisition of N*ABLE by Wave, Wave assumed the N*ABLE stock Option Plan and the number of options outstanding and their exercise price were adjusted based upon the exchange ratio of Wave shares issued for the acquisition of N*ABLE shares outstanding.

    The per-share weighted-average fair value of stock options issued by N*ABLE during the year ended December 31, 1998 was $0.054, on the date of grant using the minimum value method. N*ABLE used the following weighted-average assumptions for the year ended December 31, 1998 to determine the fair value of stock options granted: expected dividend yield of 0%, risk-free interest rates of 6.5%, and an average expected life of 5 years.

    The N*ABLE stock option information has been included above in the pro forma net loss disclosure pursuant to SFAS No. 123 and in the summary of option activity.

   WARRANTS
   In 1993 and 1994, the Company issued warrants to acquire a total of 151,600 shares of Class B common stock at $3.50 per share in conjunction with sales of Class B common stock to individuals and institutions. All warrants are exercisable for a period of five years from the date of issuance.

   In 1993 and 1994, the Company issued warrants to acquire a total of 376,253 shares of Class B common stock at $3.50 per share in conjunction with the issuance of its 10% Convertible Notes which have since been repaid and in 1994, the Company issued warrants to acquire a total of 46,799 shares of Class B common stock at $6.00 per share in conjunction with the issuance of its 15% Notes, also which have since been repaid. All warrants are exercisable for a period of five years from their dates of issuance.

   Under the terms of the Company's initial public offering, the underwriter acquired warrants to purchase 360,000 Class A common shares at a price of $6.50 per share for nominal consideration. These warrants are exercisable for four years commencing in September 1995.

   As a result of the successful placement of 350 shares of Series B Preferred
     Stock, a consultant from Digital Media Group, Inc. was issued warrants by the Company to purchase 30,000 Class A common shares at a price of $3.09 per share. These warrants are exercisable for ten years commencing in March 1996.

                                                                 (Continued)

                       WAVE SYSTEMS CORP. AND SUBSIDIARIES
                        (a development stage corporation)

      Notes to Supplemental Consolidated Financial Statements, (Continued)




   Due to the successful placement of 150,000 shares of the Company's Series C
     Convertible Stock, Wharton Capital Partners Ltd. and The Shemano Group, Inc., two financial consulting firms, were issued warrants by the Company to purchase 37,500 Class A common shares each at a price of $2.54 per share. These warrants expire on December 27, 1999.

   In connection with the acquisition of WIN, the Company issued a warrant that allows the holder the ability to purchase unregistered shares of the Company's Class A common stock at a price of $1.25 per share at the earlier of the conversion of a note or April 18, 1998 for a period of five years. The number of shares able to be purchased under this warrant is based on a formula of $170,000 divided by 80% of the fair market value of the Class A common stock at the time of conversion.

   As a result of the successful placement of 80,000 shares of the Company's
     Series D Preferred Stock, JNC Opportunity Fund, the acquirer of the placement, received 80,000 warrants to purchase the Company's unregistered Class A Common Stock, and financial consultants, primarily Wharton Capital Partners, received a total of 40,000 warrants. The warrants have an exercise price of $1.62, and expire on May 30, 2002.

   As a result of the successful placement of 112,500 shares of the Company's
     Series F Preferred Stock, Combination Inc., the acquirer of the placement, received 112,500 warrants to purchase the Company's unregistered Class A Common Stock, and Wharton Capital Partners received 56,250 warrants. The warrants have an exercise price of $1.26, and expire on October 9, 2002.

   In connection with the private placement of approximately 800,000 shares of the Company's Class A Common Stock, the Company issued 160,000 warrants to purchase shares of the Company's unregistered Class A Common Stock at an exercise price of $1.00. The warrants expire on September 16, 2000.

   In connection with a technology license agreement with Aladdin, the Company issued two warrants on July 18, 1997 to purchase the Company's Class A Common Stock. The first warrant is exercisable in 100,000 share lots, and provides the holder with the right to acquire 1,216,136 shares of the Company's unregistered Class A Common Stock at an exercise price of $1.70 per share. The first warrant has a life of two years. The second warrant provides the holder with the right to acquire 7% of the Company's Class A Common Stock on a fully diluted basis for the average closing price for the 15 trading days prior to exercise. During June of 1998, Aladdin exercised a portion of the second warrant to purchase 1,000,000 shares of common stock and still has the right to acquire shares approximating 3.45% of the Company's Class A common stock.

                                                                 (Continued)

                       WAVE SYSTEMS CORP. AND SUBSIDIARIES
                        (a development stage corporation)

      Notes to Supplemental Consolidated Financial Statements, (Continued)





   A summary of warrants outstanding at December 31, 1998, based upon a year end price of the Class A common stock of $3.718 per share, follows:


                                                                         Range of
                                         Class A and B shares            exercise          Expiration
 Year of Issuance                         Subject to Warrants             Prices              Term
 ----------------                         -------------------             ------              ----

   1994                                        542,800                 $ 3.50 -6.50           5 years
   1996                                        191,905                   1.25 - 3.09       5-10 years
   1997                                      1,080,000                   1.00 - 1.75          5 years
   1997                                      1,216,136                       1.70             2 years
   1998                                        225,000                   1.38 - 1.49          5 years
   1998                                        120,000                   1.10 - 4.05          5 years
   1998                                         34,680                       1.83            10 years
                                                ------

                                             3,410,521
                                             ---------
                                             ---------


   At December 31, 1998, warrants to acquire approximately 3.4 million shares of Class A and Class B common stock were exercisable.

   The above information table does not include the Aladdin warrant to purchase 3.45% of the Company due to its variable nature.

(9) LICENSING AGREEMENTS
   (A) LICENSED PATENTS
   In February 1994, the Company entered into an Amended and Restated License
     Agreement (the "Agreement") with Mr. Peter J. Sprague, the Chairman and Chief Executive Officer of the Company, and Mr. John Michener, then a shareholder and officer of the Company, whereby the Company was granted an exclusive license to make, have made, use, lease, sell or otherwise perform services covered by certain licensed patents (the "Licensed Patents") which are a fundamental part of the Company's product. The Agreement amends and restates certain license agreements entered into by the Company prior to February 1994.

   The Agreement provides for royalty payments to be made to the licensors in the aggregate amount of two percent of the total gross revenues derived by the Company and any sublicensee of the Company from the exploitation of the Licensed Patents, less any amounts paid, if any to (i) information and database providers for information distributed to or through the Company or its sublicensees, and to (ii) the Company's sublicensees for manufacturing the product or performing the services covered by the Licensed Patents. Royalty payments are payable quarterly and are to be apportioned 75% to Mr. Sprague and 25% to Mr. Michener.

                                                                 (Continued)

                       WAVE SYSTEMS CORP. AND SUBSIDIARIES
                        (a development stage corporation)

      Notes to Supplemental Consolidated Financial Statements, (Continued)




   Payment of royalties is secured by a security interest in and to the Licensed Patents. Mr. Sprague assigned all of his right, title, and interest in the Licensed Patents to the Company.

   The Company believes that the agreements as a whole provide it with exclusive rights under the Wave Patents. There can be no assurance that the Company will enjoy exclusive rights to the Licensed patents under these agreements.

   (B) ALADDIN LICENSE AGREEMENT
   During the third quarter of 1997 the Company entered into a license agreement with Aladdin Knowledge Systems, Ltd. ("Aladdin"), an Israeli company, for technology and in-process research and development related to Aladdin's proprietary persistent encryption system. Under the terms of the Aladdin license agreement, the Company is prohibited from using any other encryption technology for the first five years. This technology will be incorporated into the Wave System to facilitate pay-per-view content distribution.

   The Company acquired the license for this technology in exchange for $950,000 plus two warrants to purchase the Company's Class A common stock valued at approximately $2.9 million (see note 8). The cost of this license was expensed as research and development costs. Aladdin also is provided a royalty payment of 5% to 9% of the Company's net content revenues.

   In connection with this agreement, Aladdin acquired an equity position in the Company by purchasing 500,000 shares of the Company's Class A common stock for $900,000, which approximated the fair market value of the shares on the date of purchase (see note 7).

(10) LICENSE AND CROSS-LICENSE AGREEMENTS
   On May 1, 1992, the Company entered into a Joint Technology Development
     Agreement and License and Cross-License Agreement ("License and Cross-License Agreement") with The Titan Corporation ("Titan") whereby Titan granted to the Company license rights to the use of certain patents which are co-owned or licensed by Titan. The Company granted to Titan the exclusive right to make for, sell in, and lease in a "Retained Market," as defined in the agreement, the subject matter described in any Company patent. The Retained Market is defined generally as the market for "Government Information," as defined in the agreement, used solely by a government entity, and the market for products used to access such information. The Company issued to Titan 674,976 shares of Class B common stock in return for the license to Titan's patents. These shares were valued at $1.67 per share (total $1,124,960), the estimated fair value of the shares at the time of issuance (based on the price at which shares were sold to third parties near the time of issuance), and were included in research and development expense in the accompanying consolidated statement of operations for the period from February 12, 1988 through December 31, 1996.

   The License and Cross-License Agreement provides for royalties to be paid by the Company to Titan based upon the Company's "Net Revenues," as defined in the agreement. Net Revenues are defined generally as gross product revenues less amounts paid to information providers and data base providers for information provided to the Company for use in its products and services. Royalties are payable on a quarterly basis.

                                                                 (Continued)

                       WAVE SYSTEMS CORP. AND SUBSIDIARIES
                        (a development stage corporation)

      Notes to Supplemental Consolidated Financial Statements, (Continued)



   The License and Cross-License Agreement also provides for royalties to be paid to the Company by Titan based upon Titan's "Allocable Net Revenues," as defined in the agreement. Allocable Net Revenues are generally defined as that portion that a Company patent or information adds to Titan's gross amounts invoiced to purchasers for all products or information services making use of a Company patent or know-how and information. Royalties are payable on a quarterly basis.

   The License and Cross-License Agreement specifies certain events of termination, some of which have already occurred but which have been waived or extended by Titan.

   A director of the Company, who resigned from the Board at the end of 1997, is also the President, Chief Executive Officer, and a director of Titan. Pursuant to the terms of a related stockholders agreement, Titan has the right to designate a member of the Company's Board of Directors for as long as Titan continues to own at least 50% of the shares originally issued to Titan. As of December 31, 1998, no royalties have been earned by Titan. On February 28, 1997, the Company and Titan executed an addendum to the License Agreement whereby the Company received a sole license to Titan's patent to develop and distribute products to the in-home consumer microcomputers market segment. Under this addendum, Titan waived all defaults previously incurred by Wave as well as extended the license agreement to expire at the time the patents expire.

(11) REVENUE SHARING AGREEMENTS WITH PARTNERS
   The Company has, and intends to continue to, enter into revenue sharing arrangements with information providers, software developers, and hardware and systems manufacturers such as IBM discussed below. These revenue sharing arrangements will be negotiated between each of the partners and the Company. It is anticipated that revenue sharing arrangements will vary according to the market in which the Wave system is adopted and from which revenues are derived. Generally, a significant portion of the revenue collected by the Company will be paid directly to the information provider or software developer. Once these payments are made the remainder of revenues will be shared between the Company and other partners. There can be no assurance that the Company will be successful in entering into definitive agreements with these parties, or that the terms of such agreements will be favorable to the Company.

   In December 1997, the Company entered into a series of agreements ("the agreements") with IBM pursuant to which the Company and IBM agreed to explore ways to incorporate the Company's WaveMeter chip into PC products and to support each other in achieving industry-wide adoption of the WaveMeter technology. Pursuant to the agreements, the Company must subsidize the incremental cost of using the Wave technology in IBM products. The total subsidy is capped at $30 million. The Company must also share varying percentages of its usage and advertising fee income that results from usage of any Wave technology distributed by IBM. In addition, the Company must provide user and technical service and support to IBM customers for the end-user application of Wave technology. Finally, the agreements provide for cash payments upon the attainment of certain milestones. The amount of such cash payments is based upon the appreciation of the Company's stock. To date, none of these milestones have been achieved; therefore, no costs have been recognized in the financial statements.

                       WAVE SYSTEMS CORP. AND SUBSIDIARIES
                        (a development stage corporation)

      Notes to Supplemental Consolidated Financial Statements, (Continued)



(12) JOINT VENTURE
   In July of 1997, the Company entered into a joint venture with Internet
     Technology Group, PLC ("ITG"), a United Kingdom Internet service provider. The joint venture is owned 25% by the Company and 75% by ITG. The Company contributed its technical expertise and ITG contributed initial working capital and the commitment to fund all future working capital requirements of the joint venture. The objective of the joint venture company, Global Wave, Ltd., is to promote and commercialize the Wave technology in certain European and Middle Eastern markets. Pursuant to the joint venture agreement, the Company received a license fee of up to $5 million in exchange for the joint venture's right to market the Wave technology in European and Middle Eastern markets. The license fee was paid by ITG as part of its commitment to fund the joint venture. During the third quarter of 1997, the Company received $1.0 million from the joint venture representing partial payment of the license fee, with the remaining payments to be made upon the Company's attaining certain milestones related to the number of Wave Meters distributed. The amount received was recorded as deferred license fee income in the third quarter of 1997 as it was uncertain whether the Company had met the contractual requirements required in order to have earned the first payment. During the fourth quarter of 1997, the Company met these requirements and began recognizing the license fee ratably over the contractual refund, and recorded the $1 million as a license fee. Also the Company accrued $490,000 in the fourth quarter of 1997 for expenses related to the Company's obligation to assist the joint venture in setting up the Wave system in the designated markets. In January 1998, the joint venture agreement was modified to extend the milestone dates and provide for the payment of an additional $750,000 of the $5 million license fee to the Company. The payment of $750,000 was received in January 1998. The Company also received the final payment of $3.25 million in June 1998 pursuant to the licensing and joint venture agreement ("the Agreement") with Internet Technology Group, PLC, a United Kingdom company. This payment and the $750,000 received in January 1998 total $4 million received in 1998. As part of the Agreement, after the final license fee is paid, the Company and Internet Technology Group, PLC are to issue a significant warrant to each other for approximately one million shares of each others' common stock. The exercise price of the Wave warrants is $1.75 per share. The exercise price of the ITG warrant is approximately .995 British pound per share. On June 5, 1998, the final milestone for the last payment on the license fee was attained and the Company became obligated to issue its warrant to ITG pending approval by the shareholders of ITG for it to issue its reciprocal warrant. On this date the net fair market value of the exchange of warrants represented a net cost to the Company of approximately $1.1 million. The Company, upon determining this cost, has recorded the total amount as ITG net warrant cost in the Supplemental Consolidated Statement of Operations.

   The joint venture is entirely funded through advances from ITG and the Company has no commitment to fund the operations of the joint venture.

   The Company accounts for its 25% interest in the joint venture pursuant to the equity method of accounting. At December 31, 1998 and 1997, the Company's investment in the joint venture was $0 for financial reporting purposes.

                       WAVE SYSTEMS CORP. AND SUBSIDIARIES
                        (a development stage corporation)

      Notes to Supplemental Consolidated Financial Statements, (Continued)






(13) COMMITMENTS AND CONTINGENCIES
   LITIGATION
   The Company is party to legal proceedings generally incidental to its business. Management believes that the outcome of such litigation will not have a material adverse effect on the consolidated financial position or results of operations of the Company.

    On June 27, 1997 a complaint alleging breach of contract, among other related claims, was filed against the Company by Carl A. Artopeous and Artopeous Capital Management (collectively, "Artopeous") with the Sacramento Superior Court in Sacramento, California in connection with the engagement of Artopeous by the Company to arrange financing. The action has been removed to the Federal Court, Eastern District of California. Wave filed its answer in December 1997 and agreed to a settlement on January 25, 1999. The settlement cost of approximately, $602,000 and has been accrued in the December 31, 1998 financial statements.

   LEASES
   The Company entered into an operating lease for its offices in New York, New York. The minimum annual rent for the lease is approximately $81,000 and its expiration is June 1999. The Company also leases premises in Princeton, New Jersey; San Jose and Cupertino, California; Danvers and Lee, Massachusetts, under operating leases, which expire on various dates through January 14, 2001.

   The Company is obligated under a capital lease for a phone system in the Lee, Massachusetts office. At December 31, 1998 the gross amount of equipment and related accumulated amortization recorded under capital leases were as follows:


                                                        1998              1997
                                                        ----              ----
         Phone Equipment                             $ 111,291        $ 111,291
         Less: Accumulated Amortization                 33,387           11,129
                                                       -------          -------
         Ending Balance                              $  77,904        $ 100,162
                                                       -------          -------
                                                       -------          -------

   Amortization of assets held under capital leases is included with depreciation expense.





                                                                 (Continued)

                       WAVE SYSTEMS CORP. AND SUBSIDIARIES
                        (a development stage corporation)

      Notes to Supplemental Consolidated Financial Statements, (Continued)

Future minimum lease payments under noncancelable operating leases (with initial or remaining lease terms in excess of one year) and future minimum capital lease payments as of December 31, 1998 are as follows:


         YEAR ENDING DECEMBER 31,                            CAPITAL LEASE       OPERATING LEASE

                  1999                                          $ 42,372           $  548,964
                  2000                                            21,186              699,157
                  2001                                                -               679,633
                  2002                                                -               428,982
                                                                 --------             -------

              Total minimum lease payments                         63,558         $ 2,356,736
                                                                                    ---------
                                                                                    ---------
              Less: interest                                        3,389
                                                                    -----
         Present Value of net minimum
              lease payments                                       60,169
         Less: current installment of obligations
              under capital lease                                  39,409
                                                                    -----
         Obligation under capital lease
              excluding current installments                     $ 20,760
                                                                    -----
                                                                    -----


   Rent expense for the years ended December 31, 1998, 1997, 1996 and for the period from inception through December 31, 1998 amounted to approximately $307,000, $383,000, $341,000 and $1,800,000, respectively.


(14) INCOME TAXES
   The Company has net operating loss carryforwards for tax return purposes of approximately $51.9 million which expire beginning in 2003 through 2018.

   Pursuant to the Tax Reform Act of 1986, annual utilization of the Company's net operating loss carryforwards may be limited if a cumulative change in ownership of more than 50% occurs within a three year period. The Company has not determined whether there has been such a cumulative change in ownership or the impact on the utilization of the loss carryforwards if such change has occurred.

   The tax effects of temporary differences that give rise to the deferred tax asset at December 31, 1998 and 1997 are as follows:


                                                                              1998                      1997
                                                                              ----                      ----
     Deferred tax assets:
       Net operating loss carryforwards                                   $ 21,706,000              $16,677,000
       Start-up costs                                                        1,383,000                  975,000
       Accrued expenses                                                         32,000                   11,000
       License rights                                                          980,000                1,307,000
                                                                            ----------                ---------
          Total gross deferred tax assets                                   24,101,000               18,970,000
       Less valuation allowance                                            (24,101,000)             (18,970,000)
                                                                           -----------               ----------

          Net deferred tax asset                                           $      -                  $     -
                                                                           -----------               ----------
                                                                           -----------               ----------

   The valuation allowance increased by approximately $6.0 million and $6.8 million, during the years ended December 31, 1998 and 1997, respectively.

                       WAVE SYSTEMS CORP. AND SUBSIDIARIES
                        (a development stage corporation)

      Notes to Supplemental Consolidated Financial Statements, (Continued)





(15) DEFINED CONTRIBUTION PLAN
   The Company adopted the Wave Systems Corp. 401(k) Savings and Investment
     Plan, a defined contribution plan, to which substantially all employees can contribute on January 1, 1995. Employees of the Company become eligible immediately on employment. The Company has the option to make discretionary matching contributions; no contributions were made in 1998, 1997 or 1996.


(16) DISCLOSURES ABOUT THE FAIR VALUE OF FINANCIAL INSTRUMENTS
   CASH AND CASH EQUIVALENTS, ACCOUNTS RECEIVABLE, ACCOUNTS PAYABLE AND ACCRUED
     EXPENSES, AND NOTE PAYABLE
   The carrying amounts of these instruments, other than the note, approximate fair value because of their short maturities. The note payable approximates its estimated fair value based on the timing of its issue.

   LIMITATIONS
   Fair value estimates are made at a specific point in time, based on relevant market information and information about the financial instrument. These estimates are subjective in nature and involve uncertainties and matters of significant judgment and therefore cannot be determined with precision. Changes in assumptions could significantly affect the estimates.

(17) SUBSEQUENT EVENTS
   During March 1999, the Company raised approximately $23,000,000 through the private placement to institutional, strategic and accredited individual investors of approximately 2.1 million shares of Class A common stock at $11.00 per share.

   During January of 1999, the Company issued a non-interest bearing convertible promissory note for $2,000,000 to one accredited investor. The note shall be due and payable on January 26, 2002 unless the Company raises financing of at least $5,000,000, whereby the Company must repay the principal of the note within five business days of such financing, unless converted into Class A common stock of the Company. The note holder is entitled to 275,000 warrants to purchase Class A common stock at an exercise price of $4.00, and the warrants expire on January 26, 2004. If, over any sixty consecutive day period, the average of the averaged daily high and low prices of the Class A Common Stock, as reported by Bloomberg Information Services, Inc., exceeds seven dollars, the Company has the option to force the conversion of the Warrants. The fair value of such warrant will be recorded as interest expense through the earliest available conversion date of the note. In March 1999, subsequent to and in addition to the Company's completion of the $23 million private placement, the $2 million note was converted into 181,818 shares of the Company's Class A common stock at a conversion price of $11.00 a share.

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors
N*Able Technologies, Inc.:

We have audited the accompanying balance sheets of N*Able Technologies, Inc. (a development stage enterprise) as of June 30, 1999 and 1998 and the related statements of operations, stockholders' equity, and cash flows for the two years then ended and the period from October 31, 1996 (inception) to June 30, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of N*Able Technologies, Inc. (a development stage enterprise) as of June 30, 1999 and 1998, and the results of its operations and its cash flows for the two years then ended and the period from October 31, 1996 (inception) to June 30, 1999, in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in note 1 to the financial statements, the Company has suffered recurring losses from operations that raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in note 1. The financial statements do not include any adjustments that might result from this uncertainty.

                                                     KPMG LLP

Boston, Massachusetts
July 9, 1999, except as to
Note 9 which is as
of July 27, 1999

                            N*ABLE TECHNOLOGIES, INC.
                        (A Development Stage Enterprise)

                                 Balance Sheets

                             June 30, 1999 and 1998

                                ASSETS                                           1999           1998
                                                                              ------------    -----------
Cash and cash equivalents                                                     $    812,731      5,834,554
Accounts receivable                                                                  3,798             --
Prepaid inventory from affiliate (note 8)                                           29,750             --
Prepaid royalty                                                                     62,500             --
                                                                              ------------    -----------
                 Total current assets                                              908,779      5,834,554

Property and equipment, net (note 3)                                               405,791        397,430
Deposits                                                                            55,630         55,630
                                                                              ------------    -----------

                 Total assets                                                 $  1,370,200      6,287,614
                                                                              ------------    -----------
                                                                              ------------    -----------

                      LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:

    Accounts payable (note 8)                                                 $    296,001        309,186
    Accrued expenses (note 4)                                                      296,874         83,454
                                                                              ------------    -----------
                 Total current liabilities                                         592,875        392,640

Commitments (note 7)

Stockholders' equity (note 6):

    Series A Preferred Stock, $0.01 par value; 4,060,000 shares authorized;
       2,900,000 shares issued and outstanding at June 30, 1999 and 1998;
       liquidation value, $1,249,900                                                29,000         29,000

    Series B Preferred Stock, $0.01 par value; 4,157,428 shares authorized;
       4,129,712 shares issued and outstanding at June 30, 1999 and 1998;
       liquidation value, $3,725,000                                                41,297         41,297

    Series C Preferred Stock, $0.01 par value; 6,071,118 shares authorized;
       5,674,268 issued and outstanding at June 30, 1999 and 1998;
       liquidation value, $6,542,432                                                56,743         56,743

    Common stock, $0.01 par value; 21,000,000 shares authorized;
       1,698,173 and 1,600,800 shares issued and outstanding at June 30,
       1999 and 1998, respectively                                                  16,982         16,008

    Additional paid-in capital                                                  11,388,389     11,367,148
    Deficit accumulated during the development stage                           (10,755,086)    (5,557,572)
    Preferred stock subscribed                                                          --        (57,650)
                                                                              ------------    -----------
                 Total stockholders' equity                                        777,325      5,894,974
                                                                              ------------    -----------

                 Total liabilities and stockholders' equity                   $  1,370,200      6,287,614
                                                                              ------------    -----------
                                                                              ------------    -----------

See accompanying notes to financial statements.

                      N*ABLE TECHNOLOGIES, INC.
                  (A Development Stage Enterprise)

                      Statements of Operations

                 Years ended June 30, 1999 and 1998
          and period from October 31, 1996 (inception) to June 30, 1999

                                                                         PERIOD FROM
                                                                         OCTOBER 31,
                                                                            1996
                                                                        (INCEPTION) TO
                                                                           JUNE 30,
                                               1999            1998          1999
                                            -----------    ----------    -----------

Sales                                       $     3,798            --          3,798
Operating expenses:
    Selling, general and administrative       2,273,212     1,574,047      4,839,642
    Research and development                  3,103,422     2,569,207      6,115,478
                                            -----------    ----------    -----------
                 Total operating expenses     5,376,634     4,143,254     10,955,120
                                            -----------    ----------    -----------

Operating loss                               (5,372,836)   (4,143,254)   (10,951,322)
Interest expense                                     --        (2,244)       (11,993)
Interest income                                 175,322        30,657        208,229
                                            -----------    ----------    -----------
                 Net loss                   $(5,197,514)   (4,114,841)   (10,755,086)
                                            -----------    ----------    -----------
                                            -----------    ----------    -----------

Net loss per share - basic and diluted      $     (3.22)        (2.57)         (8.08)
                                            -----------    ----------    -----------
                                            -----------    ----------    -----------

Weighted average number of common shares
    outstanding - basic and diluted           1,613,292     1,600,468      1,330,340
                                            -----------    ----------    -----------
                                            -----------    ----------    -----------

See accompanying notes to financial statements.

                            N*ABLE TECHNOLOGIES, INC.
                        (A Development Stage Enterprise)

                       Statements of Stockholders' Equity

                       Years ended June 30, 1999 and 1998
          and period from October 31, 1996 (inception) to June 30, 1999

                                                             SERIES A               SERIES B             SERIES C
                                                          PREFERRED STOCK        PREFERRED STOCK       PREFERRED STOCK
                                                         ------------------     -----------------     ------------------
                                                         SHARES   PAR VALUE     SHARES  PAR VALUE     SHARES   PAR VALUE
                                                         ------   ---------     ------  ---------     ------   ---------
    Issuance of common stock in connection with
       the formation of the Company                            --  $     --          --  $     --            --  $     --
    Issuance of common stock in exchange for
       services on April 4, 1997 at $0.01 per share            --        --          --        --            --        --
    Issuance of Series A Preferred Stock on April 4,
       1997 at $0.431, net of offering costs of
       $65,969                                          1,855,916    18,559          --        --            --        --
    Issuance of Series A Preferred Stock upon
       conversion of demand subordinate notes
       on April 4, 1997 at $0.431                       1,044,084    10,441          --        --            --        --
    Issuance of Series A Preferred Stock purchase
       warrants on April 4, 1997                               --        --          --        --            --        --
    Net loss                                                   --        --          --        --            --        --
                                                        ---------  --------   ---------  --------     ---------  --------
Balance at June 30, 1997                                2,900,000    29,000          --        --            --        --

    Exercise of options                                        --        --          --        --            --        --
    Issuance of Series B Preferred Stock on
       August 27, 1997 at $0.902, net of offering
       costs of $72,803                                        --        --   4,018,847    40,188            --        --
    Issuance of Series B Preferred Stock in
       exchange for forgiveness of amounts owed
       on August 27, 1997 at $0.902                            --        --     110,865     1,109            --        --
    Issuance of Series B Preferred Stock purchase
       warrants on August 27, 1997                             --        --          --        --            --        --
    Issuance of Series C Preferred Stock on
       June 15, 1998 at $1.153, net of offering costs
       of $13,922                                              --        --          --        --     5,674,268    56,743
    Net loss                                                   --        --          --        --            --        --
                                                        ---------  --------   ---------  --------     ---------  --------
Balance at June 30, 1998                                2,900,000    29,000   4,129,712    41,297     5,674,268    56,743

    Exercise of options                                        --        --          --        --            --        --
    Issuance of common shares in exchange for
       services on June 30, 1999                               --        --          --        --            --        --
    Payment of preferred stock subscribed                      --        --          --        --            --        --
    Net loss                                                   --        --          --        --            --        --
                                                        ---------  --------   ---------  --------     ---------  --------
Balance at June 30, 1999                                2,900,000  $ 29,000   4,129,712  $ 41,297     5,674,268  $ 56,743
                                                        ---------  --------   ---------  --------     ---------  --------
                                                        ---------  --------   ---------  --------     ---------  --------

                                                                                             DEFICIT
                                                                                            ACCUMULATED                  TOTAL
                                                                               ADDITIONAL    DURING THE    PREFERRED  STOCKHOLDERS'
                                                             COMMON STOCK       PAID-IN     DEVELOPMENT      STOCK      EQUITY
                                                           SHARES   PAR VALUE   CAPITAL        STAGE       SUBSCRIBED  (DEFICIT)
                                                         ---------  --------  ------------  -------------  ---------  ------------
    Issuance of common stock in connection with
       the formation of the Company                            300  $      3  $         --  $          --  $      --  $          3
    Issuance of common stock in exchange for
       services on April 4, 1997 at $0.01 per share      1,600,000    16,000            --             --         --        16,000
    Issuance of Series A Preferred Stock on April 4,
       1997 at $0.431, net of offering costs of
       $65,969                                                  --        --       715,372             --         --       733,931
    Issuance of Series A Preferred Stock upon
       conversion of demand subordinate notes
       on April 4, 1997 at $0.431                               --        --       439,559             --         --       450,000
    Issuance of Series A Preferred Stock purchase
       warrants on April 4, 1997                                --        --       124,120             --         --       124,120
    Net loss                                                    --        --            --     (1,442,731)        --    (1,442,731)
                                                         ---------  --------  ------------  -------------  ---------  ------------
Balance at June 30, 1997                                 1,600,300    16,003     1,279,051     (1,442,731)        --      (118,677)

    Exercise of options                                        500         5            20             --         --            25
    Issuance of Series B Preferred Stock on
       August 27, 1997 at $0.902, net of offering
       costs of $72,803                                         --        --     3,512,009             --         --     3,552,197
    Issuance of Series B Preferred Stock in
       exchange for forgiveness of amounts owed
       on August 27, 1997 at $0.902                             --        --        98,891             --         --       100,000
    Issuance of Series B Preferred Stock purchase
       warrants on August 27, 1997                              --        --         5,411             --         --         5,411
    Issuance of Series C Preferred Stock on
       June 15, 1998 at $1.153, net of offering costs
       of $13,922                                               --        --     6,471,766             --    (57,650)    6,470,859
    Net loss                                                    --        --            --     (4,114,841)        --    (4,114,841)
                                                         ---------  --------  ------------  -------------  ---------  ------------
Balance at June 30, 1998                                 1,600,800    16,008    11,367,148     (5,557,572)   (57,650)    5,894,974

    Exercise of options                                     87,373       874         5,141             --         --         6,015
    Issuance of common shares in exchange for
       services on June 30, 1999                            10,000       100        16,100             --         --        16,200
    Payment of preferred stock subscribed                       --        --            --             --     57,650        57,650
    Net loss                                                    --        --            --     (5,197,514)        --    (5,197,514)
                                                         ---------  --------  ------------  -------------  ---------  ------------
Balance at June 30, 1999                                 1,698,173  $ 16,982  $ 11,388,389  $ (10,755,086) $      --  $    777,325
                                                         ---------  --------  ------------  -------------  ---------  ------------
                                                         ---------  --------  ------------  -------------  ---------  ------------

See accompanying notes to financial statements.

                            N*ABLE TECHNOLOGIES, INC.
                        (A Development Stage Enterprise)

                            Statements of Cash Flows

                       Years ended June 30, 1999 and 1998
          and period from October 31, 1996 (inception) to June 30, 1999

                                                                                                        PERIOD FROM
                                                                                                        OCTOBER 31,
                                                                                                          1996
                                                                                                      (INCEPTION) TO
                                                                                                          JUNE 30,
                                                                             1999            1998          1999
                                                                          -----------     ----------    -----------
Cash flows from operating activities:
    Net loss                                                              $(5,197,514)    (4,114,841)   (10,755,086)
    Adjustments to reconcile net loss to net cash used in
       operating activities:
          Depreciation and amortization                                       196,766        122,968        327,165
          Warrants issued for services rendered                                    --          5,411        129,531
          Common stock issued for services rendered                            16,200             --         32,200
       Changes in operating assets and liabilities:
          Accounts receivable, prepaid inventory and prepaid
             royalty                                                          (96,048)            --        (96,048)
          Deposits                                                                 --        (55,630)       (55,630)
          Accounts payable and accrued expenses                               200,235        181,582        592,875
          Amount due to related party, net                                         --        (72,086)       100,000
                                                                          -----------     ----------    -----------
                  Net cash used in operating activities                    (4,880,361)    (3,932,596)    (9,724,993)
                                                                          -----------     ----------    -----------

Cash flows from investing activities:
    Purchases of property and equipment                                      (205,127)      (388,365)      (732,956)
                                                                          -----------     ----------    -----------
             Net cash used in investing activities                           (205,127)      (388,365)      (732,956)
                                                                          -----------     ----------    -----------

Cash flows from financing activities:
    Proceeds from issuance of common stock                                         --             --              3
    Proceeds from exercise of stock options                                     6,015             25          6,040
    Proceeds from issuance of Series A Preferred Stock,
       net of offering costs of $65,969                                            --             --        733,931
    Proceeds from issuance of Series B Preferred Stock,
       net of offering costs of $72,803                                            --      3,552,197      3,552,197
    Proceeds from issuance of Series C Preferred Stock,
       net of offering costs of $13,922                                            --      6,470,859      6,470,859
    Proceeds from preferred stock subscribed                                   57,650             --         57,650
    Borrowings under notes payable                                                 --             --        450,000
                                                                          -----------     ----------    -----------
             Net cash provided by financing activities                         63,665     10,023,081     11,270,680
                                                                          -----------     ----------    -----------
Net increase in cash and cash equivalents                                  (5,021,823)     5,702,120        812,731
Cash and cash equivalents at beginning of period                            5,834,554        132,434             --
                                                                          -----------     ----------    -----------
Cash and cash equivalents at end of period                                $   812,731      5,834,554        812,731
                                                                          -----------     ----------    -----------
                                                                          -----------     ----------    -----------

Supplemental schedule of cash flow information:
    Interest paid                                                         $        --          2,244          2,244
                                                                          -----------     ----------    -----------
                                                                          -----------     ----------    -----------

Supplemental schedule of non-cash operating and financing transactions:
    Warrants issued for services rendered                                 $        --          5,411        129,531
                                                                          -----------     ----------    -----------
                                                                          -----------     ----------    -----------

    Common stock issued for services rendered                             $    16,200             --         32,200
                                                                          -----------     ----------    -----------
                                                                          -----------     ----------    -----------

    Conversion of debt into Series A Preferred Stock                      $        --             --        450,000
                                                                          -----------     ----------    -----------
                                                                          -----------     ----------    -----------

    Conversion of amount due to related party into Series B
        Preferred Stock                                                   $        --        100,000        100,000
                                                                          -----------     ----------    -----------
                                                                          -----------     ----------    -----------

See accompanying notes to financial statements.

                            N*ABLE TECHNOLOGIES, INC.
                        (A Development Stage Enterprise)

                          Notes to Financial Statements

                             June 30, 1999 and 1998
         and period from October 31, 1996 (inception) to June 30, 1999

(1)    THE COMPANY

       Prior to the formation of the Company in October 1996, certain members of N*Able Technologies, Inc.'s ("N*Able" or the "Company") management were employed in similar positions by Databook, Inc. ("Databook"). Databook discontinued operations in September 1996 and N*Able Technologies Inc. was formed by former members of Databook Management to develop, market and sell standards-based host reader silicon that enables fast, secure transmission of financial and corporate data across the Internet or an Intranet utilizing "Smart Card" technology. Databook is an N*Able shareholder.

       The Company has incurred net losses of approximately $10,755,086 through June 30, 1999 which raises substantial doubt about the Company's ability to continue as a going concern. The ultimate success of the Company is dependent upon the development and marketing of its products and its ability to secure adequate financing until the Company is operating profitably. The Company is reviewing possible merger arrangements and private financing to fund operations. However, there can be no assurances that the Company will complete a merger or continue to receive sufficient financing from private investors. The accompanying financial statements have been prepared assuming that the Company will continue as a going concern, and, as such, do not include any adjustments that may result from the outcome of any uncertainties regarding the development, marketing or financing of the Company's operations.

(2)    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

       (a)    DEVELOPMENT STAGE ENTERPRISE

              During the period from October 31, 1996 (inception) to June 30, 1999, the Company has devoted most of its efforts towards financial planning, raising capital and research and development activities. Accordingly, the Company has classified itself as a development stage enterprise for all periods presented.

       (b)    USE OF ESTIMATES

              Management of the Company has made a number of estimates and assumptions relating to the reporting of assets and liabilities and the disclosure of contingent assets and liabilities to prepare these financial statements in conformity with generally accepted accounting principles. Actual results could differ from those estimates.

                            N*ABLE TECHNOLOGIES, INC.
                        (A Development Stage Enterprise)

                          Notes to Financial Statements

                             June 30, 1999 and 1998
         and period from October 31, 1996 (inception) to June 30, 1999

       (c)    CASH AND CASH EQUIVALENTS

              The Company considers all highly liquid investment securities with original or remaining maturities, at the time of purchase, of 90 days or less to be cash equivalents.

       (d)    PROPERTY AND EQUIPMENT

              Property and equipment are stated at cost. Depreciation and amortization are computed using the straight-line method over the estimated useful lives of the assets, generally three years for computer equipment and purchased software and five years for furniture and fixtures.

              Leasehold improvements are amortized using the straight-line method over the estimated useful life of the asset or the lease term, whichever is shorter.

       (e)    INCOME TAXES

              The Company accounts for income taxes under the asset and liability method. Under this method, deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted rates in effect for the year in which those temporary differences are expected to be recovered or settled.

       (f)    RESEARCH AND DEVELOPMENT AND SOFTWARE DEVELOPMENT COSTS

              Research and development expenditures are expensed as incurred. Software development costs are required to be capitalized when a product's technological feasibility has been established either by completion of a detailed program design or a working model of the product and ending when a product is available for general release to consumers. Technological feasibility of the Company's product has not yet been established, and as a result no software development costs have been capitalized.

       (g)    IMPAIRMENT OF LONG-LIVED ASSETS

              The Company records impairment losses on long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets' carrying amount.

                                                                  (Continued)

                            N*ABLE TECHNOLOGIES, INC.
                        (A Development Stage Enterprise)

                          Notes to Financial Statements

                             June 30, 1999 and 1998
          and period from October 31, 1996 (inception) to June 30, 1999

       (h)    FINANCIAL INSTRUMENTS AND CONCENTRATION OF CREDIT RISK

              The fair market values of cash, accounts receivable, prepaids, deposits, accounts payable, and accrued expenses at June 30, 1999 and 1998 approximate their carrying amounts due to the short term nature of these items.

       (i)    STOCK-BASED COMPENSATION

              The Company applies Statement of Financial Accounting Standards No. 123, ACCOUNTING FOR STOCK-BASED Compensation ("SFAS 123"), which gives companies the option to adopt the fair value method for expense recognition of employee stock options and other stock-based awards or to continue to account for such items using the intrinsic value method as outlined under Accounting Principles Board Opinion No. 25, ACCOUNTING FOR STOCK ISSUED TO EMPLOYEES ("APB 25") with pro forma disclosures of net income or loss as if the fair value method had been applied. The Company has elected to continue to apply APB 25 and related interpretations for employee stock options and other employee stock-based awards and has disclosed pro forma net loss as if the fair value method had been applied.

       (j)    NET LOSS PER SHARE

              In 1997, the Company adopted the provisions of Statement of Financial Accounting Standards No. 128 ("SFAS 128"), EARNINGS PER SHARE. SFAS 128 requires the presentation of basic and diluted net income (loss) per share for all periods presented. Basic net loss per share was calculated based on weighted average common shares outstanding. As the Company has been in a net loss position for the years ended June 30, 1999 and 1998 and the period from October 31, 1996 (inception) to June 30, 1999, common stock equivalents were excluded from the diluted net loss per share calculation as they would be antidilutive. As a result, diluted net loss per share is the same as basic net loss per share, and has not been presented separately.

       (k)    COMPREHENSIVE INCOME (LOSS)

              In 1997, the Company adopted Statement of Financial Accounting Standards No. 130 ("SFAS 130"), REPORTING COMPREHENSIVE INCOME. This statement requires that all components of comprehensive income (loss) be reported in the consolidated financial statements in the period in which they are recognized. For each period presented, comprehensive loss under SFAS 130 was equivalent to the Company's net loss reported in the accompanying statements of operations.

                            N*ABLE TECHNOLOGIES, INC.
                        (A Development Stage Enterprise)

                          Notes to Financial Statements

                             June 30, 1999 and 1998
         and period from October 31, 1996 (inception) to June 30, 1999

       (l)    SEGMENT REPORTING

              The Company has adopted SFAS No. 131, "Disclosures About Segments of an Enterprise and Related Information" ("SFAS 131"). SFAS 131 establishes standards for the way that public business enterprises report selected information about operating segments in annual and interim financial statements. It also establishes standards for related disclosures about products and services, geographic areas and major customers. SFAS 131 requires the use of the "management approach" in disclosing segment information, based largely on how senior management generally analyzes the business operations. SFAS 131 has been adopted effective July 1, 1998. The Company currently operates in only one segment and as such, no additional disclosures are required.

       (m)    RECENT ACCOUNTING PRONOUNCEMENTS

              In March 1998, the Accounting Standards Executive Committee of the American Institute of Certified Public Accountants ("AcSEC") issued Statement of Position 98-1 , "Accounting for the Cost of Computer Software Developed or Obtained for Internal Use" ("SOP 98-1"). SOP 98-1 requires the capitalization of certain internal costs related to the implementation of computer software obtained for internal use. The Company is required to adopt this standard in the first quarter of fiscal year 2000, and expects that the adoption of SOP 98-1 will not have a material impact on its financial position or its results of operations.

              In April 1998, the AcSEC issued Statement of Position 98-5, "Reporting Costs of Start-Up Activities" ("SOP 98-5"). Under SOP 98-5, the cost of start-up activities should be expensed as incurred. Start-up activities are broadly defined as those one-time activities related to opening a new facility, introducing a new product or service, conducting business in a new territory, conducting business with a new class of customer, commencing some new operation or organizing a new entity. SOP 98-5 is effective for the Company's fiscal 2000 consolidated financial statements. The Company does not expect its adoption to have a material impact on its financial position or results of operations.

              In June 1998, the Financial Accounting Standards Board issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities" ("SFAS 133"). SFAS 133 establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts (collectively referred to as derivatives) and for hedging activities. SFAS 133 requires the recognition of all derivatives as either assets or liabilities in the statement of financial position and the measurement of those instruments at fair value. The Company is required to adopt this standard in the first quarter of fiscal year 2001, pursuant to SFAS No. 137 (issued in June 1999), which delays the adoption of SFAS 133 until that time. The
              Company expects that the adoption of SFAS 133 will not have a material impact on its financial position or its

                            N*ABLE TECHNOLOGIES, INC.
                        (A Development Stage Enterprise)

                          Notes to Financial Statements

                             June 30, 1999 and 1998
          and period from October 31, 1996 (inception) to June 30, 1999 results of operations.

(3)    PROPERTY AND EQUIPMENT

       Property and equipment consisted of the following at June 30:

                                                      ESTIMATED USEFUL
                                                        LIFE (YEARS)          1999              1998
                                                        ------------          ----              ----

                  Computer equipment                         3          $     187,701          127,707
                  Furniture and fixtures                     5                119,751           75,770
                  Purchased software                         3                366,002          324,352
                  Leasehold improvements                     4                 59,502               --
                                                                          -----------      -----------
                                                                              732,956          527,829

                  Less accumulated depreciation and amortization             (327,165)        (130,399)
                                                                          -----------      -----------

                                                                        $     405,791          397,430
                                                                          -----------      -----------
                                                                          -----------      -----------

(4)     ACCRUED EXPENSES

       Accrued expenses consist of the following at June 30:

                                                                              1999               1998
                                                                              ----               ----

                  Vacation accrual                                     $      115,000           27,700
                  Professional fees                                            62,200           38,200
                  Other accruals                                              119,674           17,554
                                                                           ----------         --------

                                                                       $      296,874           83,454
                                                                           ----------         --------
                                                                           ----------         --------

                            N*ABLE TECHNOLOGIES, INC.
                        (A Development Stage Enterprise)

                          Notes to Financial Statements

                             June 30, 1999 and 1998
         and period from October 31, 1996 (inception) to June 30, 1999

(5)    INCOME TAXES

       The tax effects of temporary differences that give rise to deferred tax assets are as follows at June 30:

                                                                                     1999               1998
                                                                                     ----               ----

                  Deferred tax assets:

                     Start-up costs                                          $        1,842,321          975,000
                     Accrued expenses                                                    46,080           11,000
                     Net operating loss carryforwards                                 2,354,454        1,184,000
                                                                                 --------------    -------------
                                                                                      4,242,855        2,170,000

                  Less valuation allowance                                           (4,242,855)      (2,170,000)
                                                                                 --------------    -------------

                               Net deferred taxes                            $               --               --
                                                                                 --------------    -------------
                                                                                 --------------    -------------

       In assessing the realizability of deferred tax assets, the Company considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. Due to the fact that the Company expects to experience significant losses in the near future, it appears as though the Company will not have sufficient future taxable income necessary to utilize any of the deferred tax assets over the periods which the deferred tax assets are deductible for federal and state income tax purposes. As a result of the losses incurred by the Company, a 100% valuation allowance has been applied against the Company's deferred tax assets.

       At June 30, 1999, the Company has net operating loss carryforwards of approximately $5,890,000 for federal and state income tax purposes. Approximately $2,960,000 of the federal losses expire beginning in 2012, with the remaining balance of approximately $2,930,000 beginning to expire in 2019. State loss carryforwards begin expiration in 2002. Under the provisions of tax law, utilization of net operating loss carryforwards can be limited if the Company undergoes a greater than fifty percent change in ownership over a three year period. The Company has not assessed whether there has been an ownership change and if this provision adversely impacts the future utilization of the net operating loss carryforwards.

                            N*ABLE TECHNOLOGIES, INC.
                        (A Development Stage Enterprise)

                          Notes to Financial Statements

                             June 30, 1999 and 1998
         and period from October 31, 1996 (inception) to June 30, 1999

(6)    STOCKHOLDERS' EQUITY

       (a)    COMMON STOCK

              In connection with formation of the Company, in October 1996, the Company issued 300 shares of common stock to the Company's founders. During the period ended June 30, 1997, the Company issued 1,600,000 shares of common stock to a private investor as partial payment for services rendered. The fair market value of the shares, which are restricted as to resale, was determined to be $16,000 and was included in general and administrative expenses in the June 30, 1997 statement of operations.

       (b)    PREFERRED STOCK

              -   SERIES A PREFERRED STOCK

                  In April 1997, the Company issued 2,900,000 shares of Series A Convertible Preferred Stock ("Series A Preferred Stock") at $0.431 per share to private investors for total consideration of $1,183,931, net of offering costs of $65,969. Of the total consideration, $450,000 was paid by certain investors through the cancellation of certain promissory and demand subordinated notes owed by the Company.

                  The Series A Preferred Stock is voting. Holders of Series A Preferred Stock are entitled to receive dividends, if and when declared, at the rate of 10% per annum. Dividends are non-cumulative. Dividends declared must be paid before any other dividends can be declared or paid on any class of Common Stock. Dividends declared on Common Stock cannot exceed those which have been declared and paid on the Series A Preferred Stock. The Series A Preferred Stock is convertible into Common Stock at any time by the holders, at the then applicable conversion rate as adjusted from time to time (one to one on the issuance date). In addition, the Series A Preferred Stock automatically converts into common stock upon the completion of a qualifying initial public offering. The Series A Preferred Stock has a liquidation preference of $0.431 per share plus any declared but unpaid dividend. At June 30, 1999, the Company had reserved 2,900,000 shares of Common Stock for conversion of Series A Preferred Stock.

                            N*ABLE TECHNOLOGIES, INC.
                        (A Development Stage Enterprise)

                          Notes to Financial Statements

                             June 30, 1999 and 1998
         and period from October 31, 1996 (inception) to June 30, 1999

              -   SERIES B PREFERRED STOCK

                  In August 1997, the Company issued 4,129,712 shares of Series B Convertible Preferred Stock ("Series B Preferred Stock") at $0.902 per share to private investors for total consideration of $3,652,197, net of offering costs of $72,803. Of the total consideration, $100,000 was paid by a related party investor through the forgiveness of amounts owed by the Company (see note 8).

                  The Series B Preferred Stock is voting. Holders of the Series B Preferred Stock are entitled to receive dividends, if and when declared, at the rate of 10% per annum. Dividends are non-cumulative. Dividends declared must be paid before any other dividends can be declared or paid on Series A Preferred Stock or Common Stock. Dividends declared on Series A Preferred Stock or Common Stock cannot exceed those which have been declared and paid on the Series B Preferred Stock. The Series B Preferred Stock is convertible into Common Stock at any time by the holders at the then applicable conversion rate, as adjusted from time to time (one to one on the issuance date). In addition the Series B Preferred Stock automatically converts into common stock upon the completion of a qualifying initial public offering. The Series B Preferred Stock has a liquidation preference of $0.902 per share plus any declared but unpaid dividend. At June 30, 1999, the Company had reserved 4,129,712 shares of Common Stock for conversion of Series B Preferred Stock.

                  Concurrent with the issuance of the Series B Preferred Stock, the Company issued warrants to a private investor to purchase 200,000 shares of Series B Preferred Stock at $0.902 per share (see note 6(c)).

              -   SERIES C PREFERRED STOCK

                  In June 1998, the Company issued 5,674,268 shares of Series C Convertible Preferred Stock ("Series C Preferred Stock") at $1.153 per share to private investors for total consideration of $6,528,509, net of offering costs of $13,922.

                  The Series C Preferred Stock is voting. Holders of the Series C Preferred Stock are entitled to receive dividends, if and when declared, at the rate of 10% per annum. Dividends are non-cumulative. Dividends declared must be paid before any other dividends can be declared or paid on any other class of Preferred or Common Stock. Dividends declared on any other class of Preferred or Common Stock cannot exceed those which have been declared and paid on the Series C Preferred Stock. The Series C Preferred Stock is convertible into Common Stock at any time by the holders at the then applicable conversion rate, as adjusted from time to time (one to one on the issuance date). In addition the Series C

                            N*ABLE TECHNOLOGIES, INC.
                        (A Development Stage Enterprise)

                          Notes to Financial Statements

                             June 30, 1999 and 1998
         and period from October 31, 1996 (inception) to June 30, 1999

                  Preferred Stock automatically converts into common stock upon the completion of a qualifying initial public offering. The Series C Preferred Stock has a liquidation preference of $1.153 per share plus any declared but unpaid dividend. At June 30, 1999, the Company had reserved 5,674,268 shares of Common Stock for conversion of Series C Preferred Stock.

                  The Series A, B and C Preferred Stocks participate with the Common Stock after satisfaction of all liquidation preferences, including a liquidation preference of $0.10 per common share.

       (c)    WARRANTS

              During the period from October 31, 1996 (inception) to June 30, 1997 the Company issued 1,160,000 warrants to purchase Series A Preferred Stock at $0.431 per share to a related party investor in connection with the issuance of the Series A Preferred Stock. The estimated fair market value ascribed to the warrants was $124,120 and was included in general and administrative expense in the June 30, 1997 statement of operations. The warrants expire in April 2002 and were fully vested upon issuance.

              During the year ended June 30, 1998, in connection with the issuance of Series B Preferred Stock, the Company issued 200,000 warrants to a private investor to purchase Series B Preferred Stock at $0.902 per share. The warrants carry contingent vesting provisions based on the occurrence of certain future events related to manufacture and sale of the Company's product. During the year ended June 30, 1998, 25,000 of the warrants had vested. The fair value ascribed to the vested warrants was $5,411 and is included in selling, general and administrative expenses in the June 30, 1998 statement of operations. The warrants expire in August 2002.

       (d)    STOCK COMPENSATION

              In 1997, the Company adopted a Stock Option Plan (the "Plan") which provides for the issuance of incentive stock options to employees of the Company. The Plan which is administered by the Board of Directors and was approved by the stockholders, permits the Company to grant stock options for the purchase of Common Stock. The maximum number of shares available under the plan at June 30, 1999 was 5,217,530.

                            N*ABLE TECHNOLOGIES, INC.
                        (A Development Stage Enterprise)

                          Notes to Financial Statements

                             June 30, 1999 and 1998
         and period from October 31, 1996 (inception) to June 30, 1999

              Stock option activity for the period from October 31, 1996 (inception) through June 30, 1999 was as follows:

                                                                                                       WEIGHTED
                                                                                                        AVERAGE
                                                                                       NUMBER          EXERCISE
                                                                                      OF SHARES          PRICE
                                                                                    ------------         -----
                        Granted                                                        3,279,700       $  0.05
                                                                                    ------------

                    Outstanding at June 30, 1997                                       3,279,700          0.05

                        Granted                                                          691,000          0.10
                        Exercised                                                           (500)         0.05
                        Terminated                                                       (70,000)         0.05
                                                                                    ------------

                    Outstanding at June 30, 1998                                       3,900,200          0.06

                        Granted                                                          822,500          0.20
                        Exercised                                                        (97,373)         0.08
                        Terminated                                                       (99,732)         0.16
                                                                                    ------------

                    Outstanding at June 30, 1999                                       4,525,595          0.12
                                                                                    ------------
                                                                                    ------------

                    Exercisable at June 30, 1999                                       2,199,162          0.11
                                                                                    ------------
                                                                                    ------------

              At June 30, 1999, 691,935 shares of authorized but unissued common stock were reserved and available for granting additional options. Of the total stock options outstanding at June 30, 1999, 3,457,200 carried an exercise price of $0.05, 258,333 carried an exercise price of $0.15, and 810,062 carried an exercise price of $0.20. Of the total stock options exercisable at June 30, 1999, 1,921,482 carried an exercise price of $0.05, 97,168 carried an exercise price of $0.15, and 180,512 carried an exercise price of $0.20

              Options granted under the Plan vest ratably from the date of grant over four years and expire not more than 10 years from the date of grant. Options which are terminated become available for future grants. The weighted average remaining contractual life of stock options outstanding at June 30, 1999 is 8.33 years.

                            N*ABLE TECHNOLOGIES, INC.
                        (A Development Stage Enterprise)

                          Notes to Financial Statements

                             June 30, 1999 and 1998
         and period from October 31, 1996 (inception) to June 30, 1999

              Had compensation cost been recognized consistent with SFAS 123, the Company's reported net loss of $(5,197,514), $(4,114,841) and $(10,755,086) for the years ended June 30, 1999 and 1998 and the period from October 31, 1996 (inception) to June 30, 1999, respectively, would have been increased on a pro forma basis to $(5,254,301), $(4,125,466) and $(10,833,941), respectively.

              The per-share weighted-average fair value of stock options issued by the Company during the years ended June 30, 1999 and 1998 was $0.05 and $0.02, respectively, on the date of grant using the minimum value method. The Company used the following weighted-average assumptions for the years ended June 30, 1999 and 1998 to determine the fair value of stock options granted: expected dividend yield of 0%, risk free interest rates of 5.48% and 5.48%, respectively, and an average expected life of five years.

(7)    COMMITMENTS

       (a)    LEASES

              The Company leases office space for its operations under operating leases. The arrangements call for the Company to pay rent for space occupied based on market rates which were in effect at the time the lease arrangements were negotiated. The accompanying statements of operations include rental expenses of $194,385, $182,955 and $422,340 for the years ended June 30, 1999 and 1998, and the period from October 31, 1996 (inception) to June 30, 1999, respectively.

              Future minimum payments under non-cancelable operating leases are as follows:

                               YEAR ENDING
                                JUNE 30,
                                --------
                                  2000             $      513,273
                                  2001                    540,771
                                  2002                    564,471
                                  2003                    137,773
                                                     ------------

                                                   $    1,756,288
                                                     ------------
                                                     ------------

              During the period from October 31, 1996 (inception) to June 30, 1997, the Company leased office space from a related party (see note 8). Total rent expense under related party leases amounted to $45,000 for the period from October 31, 1996 (inception) to June 30, 1997.

                            N*ABLE TECHNOLOGIES, INC.
                        (A Development Stage Enterprise)

                          Notes to Financial Statements

                             June 30, 1999 and 1998
         and period from October 31, 1996 (inception) to June 30, 1999

       (b)    ROYALTY AGREEMENTS

              The Company has entered into certain royalty agreements that provide for royalty payments to become payable as a percentage of net revenues generated from products that include licensed technology.

(8)    RELATED PARTY TRANSACTIONS

       During the period from October 31, 1996 (inception) to June 30, 1997, the Company issued 1,392,019 shares of Series A Convertible Preferred Stock at $0.431 per share to Databook (see note 6). Total consideration from the issuance were $599,960, of which $300,000 was paid through forgiveness of demand subordinated notes owed by the Company to Databook. The Company also issued warrants to purchase 1.16 million shares of Series A Convertible Preferred Stock to Databook during the period from October 31, 1996 (inception) to June 30, 1997. The ascribed fair value of $124,120 associated with these warrants was charged to operations (see note 6).

       During the period from October 31, 1996 (inception) to June 30, 1997, the Company leased facilities from Databook (see note 7) and Databook paid certain invoices on the Company's behalf. At June 30, 1997, the Company owed Databook $172,086 for such payments.

       During the year ended June 30, 1998, the Company issued 249,446 shares of Series B Preferred Stock at $0.902 per share and 43,365 shares of Series C Preferred Stock at $1.153 per share to Databook (see note 6). Total consideration from the issuances were $225,000 and $50,000, respectively. Of the $225,000 received in exchange for the Series B Preferred Stock, $100,000 was paid through forgiveness of amounts due to Databook.

       During the year ended June 30, 1999, the Company purchased inventory from Samsung Semiconductor ("Samsung"), an affiliate of an investor in the Company, totaling $29,750. Furthermore, in fiscal 1999, the Company signed an engineering and development contract with Samsung for a fixed price of $154,000. As of June 30, 1999, the Company incurred $107,000 in research and development expense related to this contract, of which $77,000 is included in accounts payable at June 30, 1999.

       For the years ended June 30, 1999 and 1998, the Company incurred $60,000 in annual management fees from Techfarm Management Inc. ("Techfarm"), relating to administrative functions performed by Techfarm on the Company's behalf. For the period from October 31, 1996 (inception) to June 30, 1999, the total management fee was $190,000.

                            N*ABLE TECHNOLOGIES, INC.
                        (A Development Stage Enterprise)

                          Notes to Financial Statements

                             June 30, 1999 and 1998
         and period from October 31, 1996 (inception) to June 30, 1999

(9)    SUBSEQUENT EVENT

       In July 1999, Databook, Inc., an N*Able investor, exercised 1,160,000 warrants to acquire 886,483 Series A Preferred Shares, at an exercise price of $0.431 per share in a non-cash transaction in accordance with the original terms of the warrant.


       On July 27, 1999, Wave Systems Corp. ("Wave") acquired, via a reverse-triangular merger, all of the outstanding Common and Preferred Stock of N*Able in a transaction accounted for under the pooling-of-interests method.

         (b)      PRO FORMA FINANCIAL INFORMATION


         1. Unaudited Pro forma Consolidated Financial Statements of Wave Systems Corp. and Subsidiaries, which includes the following:

                  a.   Pro forma Consolidated Balance Sheet as of June 30,
                       1999;

                  b. Pro forma Consolidated Statement of Operations for six months ended June 30, 1999; and

                  c.   Note to the Unaudited Pro Forma Financial Statements.



                    WAVE SYSTEMS CORP. AND SUBSIDIARIES
          UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
                            BASIS OF PRESENTATION

         The following unaudited pro forma consolidated financial statements give effect to the acquisition, via a reverse-triangular merger, by Wave Systems Corp. (Wave), on July 27, 1999 of all of the issued and outstanding shares of capital stock of N*Able Technologies, Inc. ("N*Able"), from all of the shareholders thereof. The aggregate consideration paid by Wave to the selling shareholders consisted of 2,781,263 shares of Wave's Class A Common Stock (subject to certain post-closing adjustments as provided in the Agreement). The closing price per share for Wave's Class A Common Stock as of July 27, 1999 was $10.38. The terms of the Agreement were determined in arm's-length negotiations between Wave and N*Able. The unaudited pro forma consolidated statements of operations give effect to the acquisition of N*Able as if it had occurred on January 1, 1999. The unaudited pro forma consolidated balance sheet also gives effect to the acquisition of N*Able as if it had occurred on January 1, 1999 pursuant to the pooling-of-interest method of accounting. These statements are based on historical financial statements of Wave and N*Able and the estimates and assumptions set forth below and in the note to the audited pro forma consolidated financial statements.

         The unaudited pro forma consolidated financial data presented herein are not necessarily indicative of the results Wave would have obtained had such events occurred on January 1, 1999, as assumed, or the future results of Wave. The unaudited pro forma consolidated financial statements should be read in conjunction with the other financial statements and notes thereto included therein.


                       WAVE SYSTEMS CORP. AND SUBSIDIARIES
                        (a development stage corporation)

                      Pro Forma Consolidated Balance Sheet

                                  June 30, 1999


                      WAVE SYSTEMS CORP. AND SUBSIDIARIES
                 Unaudited Pro Forma Consolidated Balance Sheet
                                 June 30, 1999

                                                                                       PROFORMA
                                                                                     ADJUSTMENTS      PROFORMA
ASSETS                                                    WAVE           N*ABLE           (a)       CONSOLIDATED
                                                     -------------------------------------------   -------------
Current Assets:
Cash and cash equivalents                            $   19,989,416  $      812,731          --       20,802,147
Prepaid expenses and other receivables                      928,816          96,048          --        1,024,864
                                                     --------------  --------------  -----------  --------------
    Total current assets                                 20,918,232         908,779          --       21,827,011
Property and equipment, net                               1,356,604         405,791          --        1,762,395
  Other assets                                              139,215          55,630          --          194,845
                                                     --------------  --------------  -----------  --------------
                                                         22,414,051       1,370,200          --       23,784,251
                                                     --------------  --------------  -----------  --------------
                                                     --------------  --------------  -----------  --------------
Liabilities and Stockholders' equity
Current liabilities:
Accounts payable and accrued expenses                     2,880,347         592,875          --        3,473,222
Note payable                                                577,219              --          --          577,219
                                                     --------------  --------------  -----------  --------------
    Total current liabilities                             3,457,566         592,875          --        4,050,441
                                                     --------------  --------------  -----------  --------------
Series A Cumulative Redeemable Preferred Stock              504,001              --          --          504,001
                                                     --------------  --------------  -----------  --------------
    Total preferred stock                                   504,001              --          --          504,001
                                                     --------------  --------------  -----------  --------------
Stockholders' Equity:
    Series A Preferred Stock                                     --          29,000     (29,000)              --
    Series B Preferred Stock                                     --          41,297     (41,297)              --
    Series C Preferred Stock                                     --          56,743     (56,743)              --
    Class A Common stock, $.01 par value                    341,427          16,982      10,831          369,240
    Class B Common stock, $.01 par value                     22,808              --          --           22,808
    Capital in excess of par value                       83,297,001      11,388,389     116,209       94,801,599
    Deficit accumulated during the development
     stage                                              (65,057,001)    (10,755,086)         --      (75,812,087)
    Less: Note receivable from stockholder                 (151,751)             --          --         (151,751)
                                                     --------------  --------------  -----------  --------------
    Total stockholders' equity                           18,452,484         777,325          --       19,229,809
                                                     --------------  --------------  -----------  --------------
                                                         22,414,051       1,370,200          --       23,784,251
                                                     --------------  --------------  -----------  --------------
                                                     --------------  --------------  -----------  --------------

                      WAVE SYSTEMS CORP. AND SUBSIDIARIES
            Unaudited Pro Forma Consolidated Statement of Operations
                    For the Six Months Ended June 30, 1999

                                                                                                      PROFORMA
                                                                          WAVE          N*ABLE       CONSOLIDATED
                                                                      ---------------------------   -------------
Net revenue                                                                  4,681          3,798           8,479
                                                                     -------------  -------------  --------------
Operating expenses:
  Selling, general and administrative                                    5,847,869      1,173,539       7,021,408
  Research and development                                               2,649,181      1,664,449       4,313,630
                                                                     -------------  -------------  --------------
                                                                         8,497,050      2,837,988      11,335,038
                                                                     -------------  -------------  --------------
Other income (expense):
  License fee                                                            1,250,000             --       1,250,000
  Interest income                                                          237,242         73,298         310,540
  Interest expense                                                        (831,467)            --        (831,467)
                                                                     -------------  -------------  --------------
                                                                           655,775         73,298         729,073
    Net loss                                                            (7,836,594)    (2,760,892)    (10,597,486)

Accrued dividends on preferred stock                                        10,800             --          10,800

    Net loss to common stockholders                                     (7,847,394)    (2,760,892)    (10,608,286)

Weighted average number of common shares outstanding during the
 period                                                                 33,709,337      2,781,263      36,490,600

Loss per common share                                                $       (0.23)                $        (0.29)
                                                                     -------------  -------------  --------------

                        WAVE SYSTEMS CORP. AND SUBSIDIARIES
          Note to the Unaudited Pro Forma Consolidated Financial Statements
                                    June 30, 1999

                         Unaudited consolidated adjustments

         On July 27, 1999, Wave Systems Corp. (Wave), a provider of electronic commerce, content distribution and security services, acquired, via a reverse-triangular merger, all of the issued and outstanding shares of capital stock of N*ABLE Technologies (N*ABLE).


         (a) The aggregate consideration paid by Wave to the Selling Shareholders consisted of 2,781,263 shares of Wave's Class A Common Stock (subject to certain post-closing adjustments as provided in the Agreement). The Pro forma adjustments reflect the elimination of N*ABLE's Stockholders' Equity and the issuance of the 2,781,263 shares issued to effect the combination pursuant to the pooling-of-interest method of accounting as if the combination had occurred on January 1, 1999.

         (C)      EXHIBITS.

         Exhibit 23.1      Consent of KPMG LLP regarding Wave Systems Corp.

         Exhibit 23.2      Consent of KPMG LLP regarding N*Able Technologies,
                           Inc.

         Exhibit 99.1*     Agreement and Plan of Merger, dated as of July
                           27, 1999, by and among Wave, Wave Acquisition Corporation (a Delaware corporation and a wholly-owned subsidiary of Wave) and N*ABLE Technologies Incorporated. (Does not include Exhibits or Disclosure Schedules. Wave will furnish a copy of any such omitted exhibit or schedule to the Commission upon request.)

---------
         *Previously filed.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                     WAVE SYSTEMS CORP.


                                     By:  /s/ STEVEN K. SPRAGUE
                                         ----------------------------
                                          Steven K. Sprague
                                          President and Chief Operating Officer

Dated:   October 12, 1999

                                 EXHIBIT INDEX



         EXHIBIT NO.              DESCRIPTION
         -----------              -----------

          23.1             Consent of KPMG LLP regarding Wave Systems Corp.

          23.2             Consent of KPMG LLP regarding N*Able Technologies,
                           Inc.

          99.1*            Agreement and Plan of Merger, dated as of July
                           27, 1999, by and among Wave, Wave Acquisition
                           Corporation (a Delaware corporation and a wholly-owned subsidiary of Wave) and N*ABLE
                           Technologies Incorporated. (Does not include Exhibits or Disclosure Schedules. Wave will furnish a copy of any such omitted exhibit or schedule to the Commission upon request.)


---------
*Previously filed.